Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among

OLD POINT FINANCIAL CORPORATION,

THE OLD POINT NATIONAL BANK OF PHOEBUS

and

TOWNEBANK

Dated as of April 2, 2025

TABLE OF CONTENTS

-i-

-ii-

-iii-

Exhibit A – Form of Company Support Agreement

Exhibit B – Plan of Merger

Exhibit C – Form of Director Noncompetition Agreement

-iv-

INDEX OF DEFINED TERMS

Page

Acquisition Proposal	65
affiliate	75
Agreement	1
Articles of Merger	3
Bank Merger Act	17
BFI	17
BHC Act	13
business day	75
Capitalization Date	14
CARES Act	28
Cash Consideration	3
Cash Election	3
Cash Election Shares	3
Change in Bank Control Act	17
Chosen Courts	75
Closing	2
Closing Date	3
Code	1
Collective Bargaining Agreement	26
Company	1
Company Agent	37
Company Articles	14
Company Articles Amendment	5
Company Benefit Plans	22
Company Board Recommendation	59
Company Bylaws	14
Company Common Stock	3
Company Continuing Employees	60
Company Contract	29
Company Disclosure Schedule	12
Company Indemnified Parties	62
Company Insiders	67
Company Insurance Subsidiary	37
Company Meeting	59
Company Merger	1
Company Owned Properties	32
Company Qualified Plans	23
Company Real Property	32
Company Regulatory Agencies	18
Company Reports	27
Company Restricted Stock Award	5
Company Securities	15
Company Stock Plan	5

-v-

Company Subsidiary	14
Company Subsidiary Bank	1
Company Subsidiary Bank Articles	14
Company Subsidiary Bank Bylaws	14
Company Subsidiary Bank Common Stock	5
Company Subsidiary Securities	16
Company Supervisory Action	30
Company Support Agreement	2
Confidentiality Agreement	58
DOL	23
Effective Time	3
Election	8
Election Deadline	8
Election Period	8
Employee Benefit Plan	22
Enforceability Exceptions	17
Environmental Laws	31
ERISA	22
ERISA Affiliate	22
ESPP	5
Exchange Act	19
Exchange Agent	9
Exchange Fund	9
Exchange Ratio	4
FCPA	38
FDIC	14
Federal Reserve Board	18
FINRA	37
Form of Election	8
GAAP	13
Governmental Entity	18
Holder	8
HSR Act	17
Intellectual Property	33
Intended Tax Treatment	2
Investment Advisers Act	37
IRS	23
IT Assets	33
Key Employee	53
knowledge	75
Liens	15
Loans	35
made available	75
Material Adverse Effect	13
Materially Burdensome Regulatory Condition	57
Maximum Stock Conversion Number	6

-vi-

Merger	1
Merger Consideration	4
Minimum Stock Conversion Number	6
Multiemployer Plan	22
Multiple Employer Plan	24
National Bank Act	17
Non-Election Shares	3
OCC	17
OFAC	38
Offering Circular	17
Old Certificate	4
Parent	1
Parent Articles	40
Parent Benefit Plans	47
Parent Bylaws	40
Parent Common Stock	3
Parent Disclosure Schedule	17
Parent Equity Awards	41
Parent Preferred Stock	40
Parent Regulatory Agencies	43
Parent Reports	48
Parent Restricted Stock Awards	41
Parent RSU Awards	41
Parent Securities	41
Parent Subsidiary	40
Parent Subsidiary Securities	42
Parent Supervisory Action	49
PBGC	24
Per Share Cash Consideration	4
Permitted Encumbrances	32
person	75
Personal Data	28
Plan of Merger	2
Premium Cap	63
Proxy Statement	17
Recommendation Change	59
Representatives	65
Requisite Company Vote	16
Requisite Regulatory Approvals	57
Sanctions	38
Sarbanes-Oxley Act	19
SEC	17
Securities Act	27
Shortfall Number	7
Stock Consideration	3
Stock Election	3
Stock Election Number	7
Stock Election Shares	3
Subsidiary	13
Surviving Corporation	1
Takeover Statutes	34
Tax	22
Tax Return	22
Taxes	22
Termination Date	71
Termination Fee	72
VSCA	2
VSCC	3

-vii-

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of April 2, 2025 (this “Agreement”), is by and among Old Point Financial Corporation, a Virginia corporation (“Company”), The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Company (“Company Subsidiary Bank”), and TowneBank, a Virginia banking corporation (“Parent”).

W I T N E S S E T H:

WHEREAS, the Boards of Directors of Company, Company Subsidiary Bank and Parent have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the strategic business combination transaction provided for herein, pursuant to which (i) Company will, subject to the terms and conditions set forth herein, merge with and into Parent (the “Company Merger”) and (ii) immediately thereafter and contemporaneously therewith, Company Subsidiary Bank will, subject to the terms and conditions set forth herein, merge with and into Parent (the mergers in clauses (i) and (ii), together, the “Merger”), so that Parent is the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”);

WHEREAS, the Board of Directors of each of Company and Company Subsidiary Bank has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger and the Company Articles Amendment, are in the best interests of Company and Company Subsidiary Bank and their respective shareholders, and declared that this Agreement is advisable, and (ii) adopted this Agreement and the Company Articles Amendment and approved the execution, delivery and performance by Company and Company Subsidiary Bank of this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Company Articles Amendment;

WHEREAS, the Board of Directors of Parent has unanimously (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of Parent and Parent’s shareholders, and declared that this Agreement is advisable, and (ii) adopted this Agreement and approved the execution, delivery and performance by Parent of this Agreement and the consummation of the transactions contemplated hereby, including the Merger;

WHEREAS, the Board of Directors of Company, subject to the terms of this Agreement, has resolved to recommend that Company’s shareholders approve this Agreement and the Company Articles Amendment and to submit this Agreement and the Company Articles Amendment to Company’s shareholders for approval;

WHEREAS, Company, as Company Subsidiary Bank’s sole shareholder, has approved this Agreement and the transactions contemplated hereby, including the Merger, by written consent;

WHEREAS, for federal income tax purposes, it is intended that the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is intended to be and is adopted as a plan of reorganization for purposes of Sections 354 and 361 of the Code (the “Intended Tax Treatment”);

WHEREAS, the members of the Board of Directors and certain shareholders of Company are supportive of this Agreement and the transactions contemplated hereby, including the Merger and the Company Articles Amendment, and have determined that it is in their best interests to provide for their support for this Agreement and such transactions and, concurrently with the execution of this Agreement, are entering into a support agreement with Parent (the “Company Support Agreement”), substantially in the form attached hereto as Exhibit A, pursuant to which, among other things, each such holder is agreeing, subject to the terms of the Company Support Agreement, to vote all shares of Company Common Stock such holder owns and has the sole power to vote or direct the voting thereof in favor of the approval of this Agreement and the Company Articles Amendment, and the Company Support Agreement is further a condition and inducement for Parent to enter into this Agreement;

WHEREAS, concurrently with the execution of this Agreement, Parent, Company and Company Subsidiary Bank are entering into employment agreements with certain employees of Company; and

WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the transactions contemplated hereby and also to prescribe certain conditions to the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

Article 1
The Merger

Section 1.01.      The Merger. Subject to the terms and conditions of this Agreement, in accordance with the Virginia Stock Corporation Act (the “VSCA”), at the Effective Time, Company shall merge with and into Parent and, immediately thereafter and contemporaneously therewith, Company Subsidiary Bank shall merge with and into Parent, in each case, pursuant to the Plan of Merger attached hereto as Exhibit B (the “Plan of Merger”), with Parent surviving the Merger as the Surviving Corporation. The Surviving Corporation shall continue its corporate existence under the laws of the Commonwealth of Virginia. Upon consummation of the Merger, the separate corporate existence of Company and Company Subsidiary Bank shall terminate.

Section 1.02.      Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) will take place by electronic exchange of documents (a) at 10:00 a.m., New York City time, on the first (1st) business day of the first calendar month that follows the month in which the satisfaction or waiver (subject to applicable law) of the last of the conditions set forth in Article 7 hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof) occurs, provided that where fewer than five (5) business days remain between such satisfaction or waiver and the last day of the month in which such satisfaction or waiver occurs, the Closing shall instead take place on the first (1st) business of the second calendar month following the month in which such satisfaction or waiver occurs, or (b) at such other date, time or place agreed to in writing by Company and Parent. The date on which the Closing occurs is referred to as the “Closing Date.”

Section 1.03.      Effective Time. On or (if agreed by Company and Parent) prior to the Closing Date, the parties shall cause to be filed articles of merger meeting the requirements of Section 13.1-720 of the VSCA, including containing the Plan of Merger (the “Articles of Merger”), with the Virginia State Corporation Commission (the “VSCC”). The Merger shall become effective at such time as specified in the Articles of Merger in accordance with the relevant provisions of the VSCA and applicable law, or at such other time as shall be provided by applicable law (such time hereinafter referred to as the “Effective Time”).

Section 1.04.      Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in the applicable provisions of the VSCA, Section 6.2-822.C of the Code of Virginia, and applicable law.

Section 1.05.      Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Company Subsidiary Bank or the holder of any securities of Parent, Company or Company Subsidiary Bank:

(a)            Subject to Section 2.01, Section 2.02 and Section 2.04(e), each share of the common stock, par value $5.00 per share, of Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for shares of Company Common Stock owned by Company (in each case other than shares of Company Common Stock (x) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (y) held, directly or indirectly, by Company in respect of debts previously contracted), shall be converted into the right to receive the following, without interest:

(i)            For each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.02 (collectively, the “Cash Election Shares”), an amount in cash equal to the Per Share Cash Consideration (the “Cash Consideration”);

(ii)            For each share of Company Common Stock with respect to which an election to receive Parent Common Stock (a “Stock Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.02 (collectively, the “Stock Election Shares”), a number of shares of common stock, par value $1.667, of Parent (the “Parent Common Stock”), equal to the Exchange Ratio (the “Stock Consideration”); and

(iii)            For each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 2.02 (collectively the “Non-Election Shares”), the right to receive such Stock Consideration or Cash Consideration as is determined in accordance with Section 2.01.

(b)            For purposes of this Agreement, the following terms shall have the following meanings:

(i)            The “Exchange Ratio” means 1.14.

(ii)            The “Merger Consideration” means the Cash Consideration and/or Stock Consideration described in Section 1.05(a), as applicable.

(iii)            The “Per Share Cash Consideration” means $41.00.

(c)            All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 1.05 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Cash Consideration and/or the Stock Consideration which the holder thereof shall have become entitled to receive in accordance with, and subject to, Section 1.05(a), (ii) cash in lieu of fractional shares which the holder thereof shall have become entitled to receive pursuant to Section 2.04(e) and (iii) any dividends or distributions which the holder thereof shall have become entitled to receive pursuant to Section 2.04(b), in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give Parent and the holders of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that nothing contained in this sentence shall be construed to permit Company or Parent to take any action with respect to its securities or otherwise that is prohibited by the terms of this Agreement.

(d)            Notwithstanding anything in this Agreement to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by Company (in each case other than shares of Company Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Company in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.

Section 1.06.      Company Subsidiary Bank Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Company Subsidiary Bank or the holder of any securities of Parent, Company or Company Subsidiary Bank, each share of common stock, par value $5.00 per share, of Company Subsidiary Bank (the “Company Subsidiary Bank Common Stock”), issued and outstanding immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

Section 1.07.      Parent Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company, Company Subsidiary Bank or the holder of any securities of Parent, Company or Company Subsidiary Bank, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Common Stock and shall not be affected by the Merger; it being understood that upon the Effective Time, the Parent Common Stock, including the shares issued to former holders of Company Common Stock, shall be the common stock of the Surviving Corporation.

Section 1.08.      Treatment of Company Restricted Stock Awards. At the Effective Time, each restricted share of Company Common Stock granted under the Old Point Financial Corporation 2016 Incentive Stock Plan (the “Company Stock Plan,” and each such share, a “Company Restricted Stock Award” ) that is outstanding immediately prior to the Effective Time, by virtue of the Merger, shall fully vest and shall have the treatment set forth in Section 1.05(a) applicable to shares of Company Common Stock.

Section 1.09.      Company ESPP. Prior to the Effective Time, the Company Board of Directors or the appropriate committee thereof shall take all actions necessary or appropriate, including adopting any reasonably necessary resolutions, with respect to the Old Point Financial Corporation Employee Stock Purchase Plan (the “ESPP”) to: (i) cause the offering period (as defined in the ESPP) ongoing as of the date of this Agreement to be the final offering period under the ESPP and the options under the ESPP to be exercised on the earlier of (x) the scheduled purchase date for such offering period and (y) the date that is ten business days prior to the Closing Date (with any participant payroll deductions not applied to the purchase of shares of Company Common Stock promptly returned to the participant), (ii) prohibit any individual who is not participating in the ESPP as of the date of this Agreement from commencing participation in the ESPP following the date of this Agreement, (iii) prohibit participants in the ESPP from increasing their payroll deductions from those in effect as of the date of this Agreement and (iv) terminate the ESPP as of, and subject to, the Effective Time.

Section 1.10.      Amendment of Company Articles. Subject to the provisions of this Agreement and the receipt of the Requisite Company Vote, immediately prior to the Effective Time, Company shall amend Article II of the Company Articles (and cause to be filed articles of amendment meeting the requirements of Section 13.1-707 of the VSCA to cause such amendment to be effective immediately prior to the Effective Time) to read as follows (the “Company Articles Amendment”) to enable the Company to merge with and into Parent under the VSCA at the Effective Time: “The purpose of the Corporation is to transact banking business and trust business and any or all lawful business related or incidental thereto, and such other lawful business not required to be stated in the Articles of Incorporation in which a Virginia chartered banking corporation may engage under the laws of the Commonwealth of Virginia, as amended from time to time.”

Section 1.11.      Articles of Incorporation of Surviving Corporation. At the Effective Time, the Parent Articles, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

Section 1.12.      Bylaws of Surviving Corporation. At the Effective Time, the Parent Bylaws, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

Section 1.13.      Directors and Officers of Surviving Corporation. At the Effective Time, the officers and directors of Parent as of immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation.

Section 1.14.      Tax Consequences. It is intended that the Company Merger shall qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement is intended to be and is adopted as a plan of reorganization for the purposes of Sections 354 and 361 of the Code.

Article 2
Exchange of Shares

Section 2.01.      Proration.

(a)            Notwithstanding any other provision contained in this Agreement, the total number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) to be entitled to receive the Stock Consideration pursuant to Section 1.05(a) shall be equal to (i) no less than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.5 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) (the “Minimum Stock Conversion Number”) and (ii) no more than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.6 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) (the “Maximum Stock Conversion Number”). All other shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 1.05(a) (including shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 1.05(d)) shall be converted into the right to receive the Cash Consideration.

(b)            Promptly (and in any event no later than five (5) business days) after the Effective Time, Parent shall cause the Exchange Agent to effect the allocation among holders of Company Common Stock and Company Restricted Stock Awards of rights to receive the Cash Consideration and the Stock Consideration as follows:

(i)            If the aggregate number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards) with respect to which Stock Elections shall have been made (the “Stock Election Number”) is no less than the Minimum Stock Conversion Number but no more than the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration;

(ii)            If the Stock Election Number exceeds the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying (A) the number of Stock Election Shares held by such holder by (B) a fraction, the numerator of which is the Maximum Stock Conversion Number and the denominator of which is the Stock Election Number (with the Exchange Agent to determine, consistent with Section 2.01(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration; and

(iii)          If the Stock Election Number is less than the Minimum Stock Conversion Number (the amount by which the Minimum Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A)            If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.01(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B)            If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Cash Election Shares (with the Exchange Agent to determine, consistent with Section 2.01(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

Section 2.02.      Election Procedures. Each holder of record of shares of Company Common Stock and Company Restricted Stock Awards to be converted into the right to receive the Cash Consideration and/or the Stock Consideration in accordance with, and subject to, Section 1.05(a) (a “Holder”) shall have the right, subject to the limitations set forth in this Article 2 and except as otherwise may be agreed by such holder and Parent, to submit an election in accordance with the following procedures:

(a)            Each Holder may specify in a request made in accordance with the provisions of this Section 2.02 (herein called an “Election”) (i) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Cash Election.

(b)            Parent shall prepare a form reasonably acceptable to Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to Company (the “Form of Election”), so as to permit Holders to exercise their right to make an Election, and shall make such form available to Company for review not less than five (5) business days prior to its first distribution to Holders.

(c)            Parent (i) shall initially make available and mail the Form of Election not less than twenty (20) business days prior to the anticipated Election Deadline to Holders of record as of the business day prior to such mailing date, and (ii) following such mailing date, shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder or holder of Company Restricted Stock Awards who requests such Form of Election prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the “Election Period”.

(d)            Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and signed (including duly executed transmittal materials included in the Form of Election) and accompanied by any Old Certificates representing all certificated shares to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Old Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States. As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date which the parties shall agree is as near as practicable to two (2) business days preceding the Closing Date. The parties shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days before, and at least five (5) business days prior to, the Election Deadline.

(e)            Any Holder may, at any time during the Election Period, change or revoke his or her Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock or any shares subject to Company Restricted Stock Awards (none of Parent, Company nor the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock or any shares subject to Company Restricted Stock Awards covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f)             Any Holder may, at any time during the Election Period, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Old Certificates, or of the guarantee of delivery of such Old Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the parties that this Agreement has been terminated in accordance with the terms hereof.

(g)            Subject to the terms of this Agreement and the Form of Election, Parent, in the exercise of its reasonable, good faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Agreement, governing the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein.

Section 2.03.      Parent to Make Consideration Available. At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to Company (the “Exchange Agent”), for exchange in accordance with this Article 2 for the benefit of the holders of Old Certificates, (a) evidence in book-entry form representing shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration to be issued pursuant to Section 1.05(a), and (b) cash in an amount sufficient to pay (i) the aggregate Cash Consideration payable pursuant to Section 1.05(a) and (ii) cash in lieu of any fractional shares to be paid pursuant to Section 2.04(e) (such cash and shares of Parent Common Stock described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable in accordance with Section 2.04(b), being referred to herein as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively, and provided further that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent.

Section 2.04.      Exchange of Shares.

(a)            As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the applicable Merger Consideration pursuant to Article 1 and that has not theretofore submitted its Old Certificates with a Form of Election, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Stock Consideration and/or the Cash Consideration and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Agreement, as well as any dividends or distributions to be paid pursuant to Section 2.04(b) (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to book-entry shares). From and after the Effective Time and the completion of the allocation procedure set forth in Section 2.01, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent (it being understood that no certificates shall be required to be delivered for shares of Company Common Stock held in book-entry at the Effective Time), together with such properly completed letter of transmittal or Form of Election, as applicable, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (x) (i) that number of whole shares of Parent Common Stock representing the Stock Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 1.05(a) and (ii) a check or other method of cash payment representing the amount of (A) the Cash Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 1.05(a), (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 2.04(e) and (C) any dividends or distributions which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to Section 2.04(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Stock Consideration, the Cash Consideration or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by Section 2.02 and this Section 2.04, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the applicable Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.04.

(b)            No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article 2. After the surrender of an Old Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Stock Consideration that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive.

(c)            If any share of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes required by reason of the issuance of the shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)            After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to in respect of such Old Certificates, as provided in this Article 2.

(e)            Notwithstanding anything to the contrary contained herein, no fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on NASDAQ as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the trading day immediately preceding the Closing Date (or, if not reported therein, in another authoritative source mutually agreed upon by Parent and Company) by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 1.05(a). The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

(f)             Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of the applicable Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such holder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Company Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g)            The Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to this Section 2.04 or any other amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock or Company Restricted Stock Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by the Surviving Corporation or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Common Stock or Company Restricted Stock Awards in respect of which the deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.

(h)            In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Corporation or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the applicable Merger Consideration, any cash in lieu of fractional shares and any dividends or distributions deliverable in respect thereof pursuant to this Agreement.

Article 3
Representations and Warranties of Company

Except (a) as disclosed in the disclosure schedule delivered by Company to Parent concurrently herewith (the “Company Disclosure Schedule”); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Company that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect on Company and (iii) any disclosures made with respect to a section of this Article 3 shall be deemed to qualify (1) any other section of this Article 3 specifically referenced or cross-referenced and (2) other sections of this Article 3 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) except with respect to matters that relate to the representations and warranties contained in Section 3.02, as disclosed in any Company Reports filed by Company since January 1, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Company and Company Subsidiary Bank hereby represent and warrant to Parent as follows:

Section 3.01.      Corporate Organization.

(a)            Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia, and is a bank holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). Company Subsidiary Bank is a nationally chartered banking association duly organized and validly existing under the laws of the United States of America. Each of Company and Company Subsidiary Bank has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Company is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Parent, Company or the Surviving Corporation, as the case may be, any effect, change, event, circumstance, condition, occurrence or development that, either individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (i) the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole (provided that, with respect to this clause (i), Material Adverse Effect shall not be deemed to include the impact of (A) changes, after the date hereof, in U.S. generally accepted accounting principles (“GAAP”) or applicable regulatory accounting requirements,(B) changes, after the date hereof, in laws, rules or regulations of general applicability to companies in the industries in which such party and its Subsidiaries operate, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global, national or regional political conditions (including the outbreak or escalation of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally and not specifically relating to such party or its Subsidiaries, (D) changes, after the date hereof, resulting from hurricanes, earthquakes, tornados, floods or other natural disasters or from any outbreak of any disease or other public health event, (E) public disclosure or consummation of the transactions contemplated hereby or actions expressly required by this Agreement or that are taken with the prior written consent of the other party in contemplation of the transactions contemplated hereby (it being understood and agreed that this clause (E) shall not apply with respect to any representation or warranty that is intended to address the consequences of the execution, announcement or performance of this Agreement or the consummation of the transactions contemplated hereby), or (F) a decline in the trading price of a party’s common stock or the failure, in and of itself, to meet earnings projections or internal financial forecasts, but not, in either case, including any underlying causes thereof; except, with respect to subclause (A), (B), (C) or (D), to the extent that the effects of such change are materially disproportionately adverse to the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its Subsidiaries operate) or (ii) the ability of such party to timely consummate the transactions contemplated hereby. As used in this Agreement, the word “Subsidiary” when used with respect to any person, means any corporation, partnership, limited liability company, bank or other organization, whether incorporated or unincorporated, or person of which (x) such first person directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions or (y) such first person is or directly or indirectly has the power to appoint a general partner, manager or managing member or others performing similar functions. True and complete copies of the articles of incorporation of Company (the “Company Articles”), the bylaws of Company (the “Company Bylaws”), the articles of incorporation of Company Subsidiary Bank (the “Company Subsidiary Bank Articles”) and the bylaws of Company Subsidiary Bank (the “Company Subsidiary Bank Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Company to Parent. Company is not in violation of any of the provisions of the Company Articles or the Company Bylaws.

(b)            Each Subsidiary of Company (a “Company Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing unless the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Company or any Subsidiary of Company to pay dividends or distributions except, in the case of Company or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of Company Subsidiary Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Company, threatened. Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of all Subsidiaries of Company as of the date hereof. No Subsidiary of Company is in violation of any of the provisions of the articles or certificate of incorporation or bylaws (or comparable organizational documents) of such Subsidiary of Company. There is no person whose results of operations, cash flows, changes in shareholders’ equity or financial position are consolidated in the financial statements of Company other than the Company Subsidiaries.

Section 3.02.      Capitalization.

(a)            The authorized capital stock of Company consists of 10,000,000 shares of Company Common Stock. As of March 31, 2025 (the “Capitalization Date ”), there were (i) 5,105,029 shares of Company Common Stock issued and outstanding, including 91,616 shares of Company Common Stock granted in respect of time-based Company Restricted Stock Awards, (ii) zero shares of Company Common Stock held in treasury, (iii) zero shares of Company Common Stock reserved for issuance upon settlement of outstanding purchase rights under the ESPP (determined by reference to the closing price of a share of Company Common Stock on the Capitalization Date), and (iv) no other shares of capital stock or other voting securities or equity interests of Company issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, and for changes since the Capitalization Date resulting from the settlement of any outstanding purchase rights under the ESPP, there are no shares of capital stock or other voting securities or equity interests of Company issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. There are no trust preferred or subordinated debt securities of Company or any Company Subsidiary issued or outstanding. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Company may vote. Other than the Company Restricted Stock Awards outstanding as of the date of this Agreement, and shares of Company Common Stock issuable pursuant to the ESPP, as of the date of this Agreement there are no outstanding subscriptions, equity or equity-based compensation awards (including options, stock appreciation rights, phantom units or shares, restricted stock, restricted stock units, performance stock units, performance awards, profit participation rights, or dividend or dividend equivalent rights or similar awards), warrants, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Company, or contracts, commitments, understandings or arrangements by which Company may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Company, or that otherwise obligate Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Company Securities”). No Company Subsidiary owns any capital stock of Company. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Company or any of its Subsidiaries is a party with respect to the voting or transfer of Company Common Stock, capital stock or other voting or equity securities or ownership interests of Company or granting any shareholder or other person any registration rights.

(b)            Company owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Company Subsidiaries, free and clear of any liens, claims, title defects, mortgages, pledges, charges, encumbrances and security interests whatsoever (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Company Subsidiary, or contracts, commitments, understandings or arrangements by which any Company Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Company Subsidiary, or otherwise obligating Company or any Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (collectively, “Company Subsidiary Securities”). The authorized capital stock of Company Subsidiary Bank consists of 300,000 shares of Company Subsidiary Common Stock of which, as of the date of this Agreement, 273,237 were issued and outstanding. All of the issued and outstanding capital stock of Company Subsidiary Bank is, and as of immediately prior to the Effective Time will be, owned by Company.

(c)            Section 3.02(c) of the Company Disclosure Schedule sets forth, for each Company Restricted Stock Award as of the date hereof, the holder, grant date, number of shares and vesting schedule. Within five (5) days prior to the Closing Date, Company will provide Parent with a revised version of Section 3.02(c) of the Company Disclosure Schedule, updated as of the most recent practicable date. Each Company Restricted Stock Award has been granted in compliance with applicable securities laws or exemptions therefrom and all requirements set forth in the applicable Company Stock Plan and other applicable contracts.

Section 3.03.      Authority; No Violation.

(a)            Each of Company and Company Subsidiary Bank has full corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Requisite Company Vote, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of each of Company and Company Subsidiary Bank, and the consummation of the Company Articles Amendment has been duly and validly approved by the Board of Directors of Company. The Board of Directors of Company, acting with the approval of not less than eighty percent (80%) of the number of the members of the Board of Directors of the Company, has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Company and its shareholders, has adopted and approved the Company Articles Amendment and this Agreement and the transactions contemplated hereby (including the Merger and the Company Articles Amendment), and has directed that this Agreement (including the Plan of Merger) and the Company Articles Amendment be submitted to Company’s shareholders for approval at a meeting of such shareholders and has adopted a resolution to the foregoing effect. The Board of Directors of Company Subsidiary Bank has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Company Subsidiary Bank and its sole shareholder and has adopted a resolution to the foregoing effect. Company, as Company Subsidiary Bank’s sole shareholder, has approved this Agreement and the transactions contemplated hereby by written consent. Except for the approval of this Agreement and the Company Articles Amendment by the affirmative vote of the holders of more than two-thirds of the outstanding shares of Company Common Stock entitled to vote on this Agreement and on the Company Articles Amendment at a meeting called therefor (the “Requisite Company Vote”), no other corporate proceedings on the part of Company or Company Subsidiary Bank are necessary to approve this Agreement or to consummate the transactions contemplated hereby (including the Merger and the Company Articles Amendment). This Agreement has been duly and validly executed and delivered by each of Company and Company Subsidiary Bank and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of each of Company and Company Subsidiary Bank, enforceable against each of Company and Company Subsidiary Bank in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws of general applicability affecting the rights of creditors generally and the availability of equitable remedies (the “Enforceability Exceptions”)).

(b)            Neither the execution and delivery of this Agreement by Company or Company Subsidiary Bank nor the consummation by Company or Company Subsidiary Bank of the transactions contemplated hereby (including the Merger and the Company Articles Amendment), nor compliance by Company or Company Subsidiary Bank with any of the terms or provisions hereof, will (i) violate any provision of the Company Articles, the Company Bylaws, the Company Subsidiary Bank Articles or the Company Subsidiary Bank Bylaws or the articles or certificate of incorporation or bylaws (or similar organizational documents) of any other Company Subsidiary or (ii) assuming that the consents and approvals referred to in Section 3.04 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Company or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

Section 3.04.      Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with NASDAQ, (b) the filing of any required applications, filings and notices, or the seeking of waivers therefrom as applicable, with (i) the FDIC under 12 U.S.C. 1828(c) (the “Bank Merger Act”), (ii) the Bureau of Financial Institutions (the “BFI”) of the VSCC, (iii) the Office of the Comptroller of the Currency (the “OCC”) under the National Bank Act, 12 U.S.C. § 1 et seq. (the “National Bank Act”) or the Change in Bank Control Act, 12 U.S.C. § 1817(j) (the “Change in Bank Control Act”), and (iv) any state banking, securities or insurance regulatory authorities listed on Section 3.04 of the Company Disclosure Schedule or Section 4.04 of the disclosure schedule delivered by Parent to Company concurrently herewith (the “Parent Disclosure Schedule”) and approval of such applications, filings and notices or the receipt of waivers therefrom, (c) the filing by Company with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form (including any amendments or supplements thereto, the “Proxy Statement”), which shall include an offering circular with respect to the Parent Common Stock to be issued in the Merger (the “Offering Circular”), (d) the filing of the Articles of Merger with the VSCC pursuant to the VSCA, (e) the filing of articles of amendment with the VSCC pursuant to the VSCA to effect the Company Articles Amendment, (f) if required by the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the filing of any applications, filings or notices under the HSR Act and compliance with the HSR Act and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on NASDAQ, no consents or approvals of or filings or registrations with any court, administrative agency or commission, or other governmental or regulatory authority or instrumentality (each, a “Governmental Entity”) are necessary in connection with (x) the execution and delivery by Company of this Agreement or (y) the consummation by Company of the Merger and the other transactions contemplated hereby, including the Company Articles Amendment. As of the date hereof, to the knowledge of Company, there is no reason why the necessary regulatory approvals and consents will not be received by Company to permit consummation of the Merger and the Company Articles Amendment on a timely basis.

Section 3.05.      Reports. Company and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with (i) the OCC and any applicable state regulatory authority, (ii) the SEC, (iii) the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), (iv) the FDIC, (v) any foreign regulatory authority and (vi) any self-regulatory organization (clauses (i) – (vi), collectively, “Company Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Company Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company. As of their respective dates, such reports, forms, correspondence, registrations and statements, and other filings, documents and instruments were complete and accurate and complied with all applicable laws, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Subject to Section 9.14, except for normal examinations conducted by a Company Regulatory Agency in the ordinary course of business of Company and its Subsidiaries, no Company Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Company, investigation into the business or operations of Company or any of its Subsidiaries since January 1, 2023, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Company Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Company or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Company Regulatory Agency with respect to the business, operations, policies or procedures of Company or any of its Subsidiaries since January 1, 2023, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

Section 3.06.      Financial Statements.

(a)            The financial statements of Company and its Subsidiaries included (or incorporated by reference) in the Company Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, no independent public accounting firm of Company has resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2024, or in connection with this Agreement and the transactions contemplated hereby.

(c)            The records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Company (x) has implemented and maintains disclosure controls and procedures and internal controls over financial reporting (as defined in Rule 13a-15(e) and (f), respectively, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) to ensure that material information relating to Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Company by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Company’s outside auditors and the audit committee of Company’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to materially adversely affect Company’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or senior employees who have a significant role in Company’s internal controls over financial reporting. These disclosures were made in writing by management to Company’s auditors and audit committee and true, correct and complete copies of such disclosures have been made available by Company to Parent. Neither Company nor its independent audit firm has identified any unremediated material weakness in internal controls over financial reporting or disclosure controls and procedures. Company has no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)            Since January 1, 2023, (i) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any Representative of Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Company or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Company or any committee thereof or the Board of Directors or similar governing body of any Company Subsidiary or any committee thereof, or to the knowledge of Company, to any director or officer of Company or any Company Subsidiary.

Section 3.07.      Broker’s Fees. With the exception of the engagement of Keefe, Bruyette & Woods, Inc., neither Company nor any Company Subsidiary nor any of their respective officers or directors on behalf of Company has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement. Company has disclosed to Parent as of the date hereof the aggregate fees provided for in connection with the engagement by Company of Keefe, Bruyette & Woods, Inc. related to the Merger and the other transactions contemplated hereunder.

Section 3.08.      Absence of Certain Changes or Events.

(a)            Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

(b)            Since December 31, 2024, and until the date of this Agreement, Company and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

Section 3.09.      Legal Proceedings.

(a)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Company or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)            There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Company, any of its Subsidiaries or the assets of Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

Section 3.10.      Taxes and Tax Returns.

(a)            Each of Company and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. Neither Company nor any of its Subsidiaries is the beneficiary of any extension of time within which to file any material Tax Return (other than extensions to file Tax Returns obtained in the ordinary course). All material Taxes of Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Company and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor or other third party. Neither Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect. Neither Company nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and, to the knowledge of Company, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Company and its Subsidiaries or the assets of Company and its Subsidiaries. Neither Company nor any of its Subsidiaries has any deferred payroll Tax Liability under Section 2302 of the CARES Act, Internal Revenue Service Notice 2020-65 or any similar or analogous provision of state, local or non-U.S. applicable law or guidance. Company has not entered into any private letter ruling requests, closing agreements or gain recognition agreements with respect to a material amount of Taxes requested or executed in the last three (3) years. Neither Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Company and its Subsidiaries or agreements or arrangements the principal purpose of which is not Taxes). Neither Company nor any of its Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return for which the statute of limitations is open (other than a group the common parent of which was Company) or (B) has any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Company nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). Neither Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) installment sale or open transaction disposition made prior to the Closing; (ii) prepaid amount or deferred revenue received prior to the Closing outside the ordinary course of business; or (iii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 (or any corresponding or similar provision of state or local applicable Laws) occurring or existing prior to the Closing. Neither Company nor any of its Subsidiaries will be required to make any payment after the Closing Date as a result of an election under Section 965(h) of the Code.

(b)            As used in this Agreement, the term “Tax” or “Taxes” means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, excise, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments, in each case, in the nature of a tax and imposed by a Governmental Entity with jurisdiction over taxes, together with all penalties and additions to tax and interest thereon.

(c)            As used in this Agreement, the term “Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

Section 3.11.      Employees.

(a)            Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of all material Company Benefit Plans. For purposes of this Agreement, the term “Company Benefit Plans” means an Employee Benefit Plan to which Company, any Company Subsidiary or any of their respective ERISA Affiliates (as defined below) is a party or has any current or future obligation or that is maintained, contributed to or sponsored by Company, any of its Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former employee, officer, director or independent contractor of Company, any of its Subsidiaries or any of their ERISA Affiliates, or for which Company, any of its Subsidiaries or any of their ERISA Affiliates has any direct or indirect liability, excluding, in each case, any “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”). For purposes of this Agreement, the term “Employee Benefit Plan” means any (i) employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and any rules or regulations promulgated thereunder (“ERISA”)), whether or not subject to ERISA, and (ii) equity or equity-based compensation, bonus, profit sharing, incentive, deferred compensation, severance, post-employment or retiree benefits, life insurance, supplemental retirement, termination, change in control, retention, compensation, employment, consulting, retirement or similar plan, agreement, arrangement, program or policy, insurance (including any self-insured arrangement), health and welfare, disability or sick leave benefits, vacation benefit, relocation or expatriate benefits, perquisite or other benefit plans, programs, agreements, contracts, policies or arrangements, in each case whether or not written. For purposes of this Agreement, the term “ERISA Affiliate” means with respect to an entity, any other entity, trade or business, whether or not incorporated, that together with such first entity would be deemed a “single employer” within the meaning of Section 4001 of ERISA.

(b)            Company has heretofore made available to Parent true and complete copies of each material Company Benefit Plan and the following related documents, to the extent applicable, (i) all summary plan descriptions, material amendments, material modifications or material supplements, (ii) all trust agreements or annuity contracts and any amendments thereto, (iii) the annual report (Form 5500) and accompanying schedules and attachments thereto filed with the U.S. Department of Labor (the “DOL”) for the last two (2) plan years, (iv) the most recently received U.S. Internal Revenue Service (“IRS”) determination, opinion, or notification letter, (v) the most recently prepared actuarial report and financial statements for each of the last two (2) years, (vi) copies of the most recent nondiscrimination tests, and (vii) copies of all material correspondence with any governmental agency within the last six (6) years, including but not limited to any investigation materials, any “Top Hat” filings and any filings under amnesty, voluntary compliance or similar programs.

(c)            None of Company, any of its Subsidiaries or any of their ERISA Affiliates has any plan or commitment to establish, adopt or enter into any new Employee Benefit Plan or to modify or amend any Company Benefit Plan (except to the extent required by law or as required by this Agreement).

(d)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each Company Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, DOL or any other Governmental Entity with respect to any Company Benefit Plan, and neither Company nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(e)            Section 3.11(e) of the Company Disclosure Schedule identifies each Company Benefit Plan that is intended to be qualified under Section 401(a) of the Code (the “Company Qualified Plans”). The IRS has, if applicable, issued a favorable determination, opinion, or notification letter with respect to each Company Qualified Plan and the related trust, which letter has not expired or been revoked (nor has revocation been threatened), and, to the knowledge of Company, there are no existing circumstances and no events have occurred that would reasonably be expected to adversely affect the qualified status of any Company Qualified Plan or the related trust. Each trust created under any Company Qualified Plan is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.

(f)             Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, with respect to each Company Benefit Plan that is subject to Section 302 or Title IV of ERISA or Section 412, 430 or 4971 of the Code: (i) the minimum funding standard under Section 302 of ERISA and Sections 412 and 430 of the Code has been satisfied and no waiver of any minimum funding standard or any extension of any amortization period has been requested or granted, (ii) no such plan is in “at-risk” status for purposes of Section 430 of the Code or Section 302 of ERISA, (iii) the present value of accrued benefits under such Company Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Company Benefit Plan’s actuary with respect to such Company Benefit Plan, did not, as of its latest valuation date, exceed the then current fair market value of the assets of such Company Benefit Plan allocable to such accrued benefits, (iv) no reportable event within the meaning of Section 4043(c) of ERISA for which the 30-day notice requirement has not been waived has occurred, (v) all premiums to the Pension Benefit Guaranty Corporation (the “PBGC”) have been timely paid in full, (vi) no liability (other than for premiums to the PBGC) under Title IV of ERISA has been or is expected to be incurred by Company or any of its Subsidiaries or any of their respective ERISA Affiliates, and (vii) the PBGC has not instituted proceedings to terminate any such Company Benefit Plan.

(g)            None of Company, any of its Subsidiaries or any of their respective ERISA Affiliates (nor any predecessor of any such entity) has, at any time during the last six (6) years, contributed to or been obligated to contribute to a Multiemployer Plan or a plan that has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”), and none of Company, any of its Subsidiaries or any of their respective ERISA Affiliates has incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan.

(h)            All “group health plans,” as defined in Section 5000(b)(1) of the Code, covering employees of Company or any of its Subsidiaries have been maintained in timely compliance with the notice and healthcare continuation coverage requirements of Section 4980B of the Code. Neither Company nor any of its Subsidiaries sponsors, has sponsored or has any current or projected obligation or liability with respect to any employee benefit plan that provides for any post-employment or post-retirement health, medical or life insurance or other welfare benefits for retired, former or current employees, directors, individual independent contractors or beneficiaries or dependents thereof, except as required by Section 4980B of the Code or similar applicable state or local law.

(i)             Each Company Benefit Plan that is a health or welfare plan has terms that are in compliance with and has been administered in accordance with the requirements of the Affordable Care Act of 2010, as amended, and all reporting required under Sections 6055 and 6056 of the Code has been completed. Each of Company and its Subsidiaries has complied in all respects with the requirements of Section 4980H of the Code so as to avoid the imposition of any taxes or assessable payments thereunder.

(j)             Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, all contributions required to be made to any Company Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company.

(k)            There are no pending or threatened claims (other than claims for benefits in the ordinary course), actions, suits, audits, lawsuits or arbitrations which have been asserted or instituted, and, to the knowledge of Company, no set of circumstances exists which may reasonably give rise to a claim, action, suit, audit, lawsuit or arbitration against the Company Benefit Plans or any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans that would reasonably be expected to result in any material liability of Company or any of its Subsidiaries to the PBGC, the IRS, the DOL, any Multiemployer Plan, a Multiple Employer Plan, any participant in a Company Benefit Plan, or any other party.

(l)             Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, none of Company, any of its Subsidiaries or any of their respective ERISA Affiliates nor any other person, including any fiduciary, has engaged in any “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) which would reasonably be expected to subject any of the Company Benefit Plans or their related trusts, Company, any of its Subsidiaries, any of their respective ERISA Affiliates or any person that Company or any of its Subsidiaries has an obligation to indemnify to any material Tax, penalty or other liability imposed under Section 4975 of the Code or Section 502 of ERISA.

(m)             Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each Company Benefit Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A of the Code has been timely amended (if applicable) to comply and has been operated in compliance with, and Company and its Subsidiaries have complied in practice and operation with, all applicable requirements of Section 409A of the Code.

(n)            Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) (i) result in, cause the vesting, exercisability or delivery of, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, officer, director, or other service provider of Company or any of its Subsidiaries, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any Company Benefit Plan, or (iii) result in any limitation on the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

(o)            The transactions contemplated by this Agreement will not cause or require Company or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle.

(p)            No Company Benefit Plan, individually or collectively, would reasonably be expected to result in the payment of any amount that would not be deductible under Section 280G of the Code and neither Company nor any of its Subsidiaries has any obligation to gross-up or reimburse any current or former employee, director or individual independent contractor for any Taxes under Section 409A or 4999 of the Code, or otherwise.

(q)            Section 3.11(q) of the Company Disclosure Schedule sets forth a complete list of the following information for each employee of Company and any of its Subsidiaries as of the date hereof: (i) name; (ii) employing entity; (iii) job title; (iv) location; (v) date of hire; (vi) annual rate of base or hourly compensation; (vii) exempt status; (viii) target annual incentive compensation opportunity; (ix) vacation and other paid time off accrual; (x) years of service credit (recognizing any cumulative service); (xi) whether the employee is employed at-will or, if not, the notice period required to terminate the employment relationship without cause; and (xii) status (active or on leave) and, if on leave, the reason for and period of the leave (including anticipated return to work date).

(r)             Section 3.11(r) of the Company Disclosure Schedule sets forth a complete list of the following information for each independent contractor or consultant of Company and any of its Subsidiaries as of the date hereof: (i) name, (ii) contact information, (iii) description of the services performed, (iv) fee, (v) consulting term, (vi) whether engaged as an individual or through an entity, and if through an entity, the name of the entity so engaged, and (vii) the effective and, if applicable, expiration dates of any contract with such independent contractor or consultant.

(s)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, there are no pending or, to Company’s knowledge, threatened labor grievances or unfair labor practice claims or charges against Company or any of its Subsidiaries, or any strikes, or other labor disputes against Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries is party to or bound by any collective bargaining or similar agreement with any labor organization or employee association (a “Collective Bargaining Agreement”), or work rules or practices agreed to with any labor organization or employee association applicable to service provider of Company or any of its Subsidiaries and, to the knowledge of Company, there are no organizing efforts by any union or other group seeking to represent any employees of Company or any of its Subsidiaries.

(t)             Company and its Subsidiaries are, and have been since January 1, 2023, in compliance with all applicable laws relating to labor and employment, including those relating to labor management relations, wages, hours, paid time off, overtime, employee classification, discrimination, harassment, retaliation, civil rights, affirmative action, work authorization, immigration, safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment and the related payment and withholding of Taxes, except for failures to comply that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Neither Company nor any of its Subsidiaries has taken any action that would reasonably be expected to cause Parent or any of its affiliates to have any material liability or other obligations following the Closing Date under the Worker Adjustment and Retraining Notification Act or any comparable state or local law.

(u)            There are no proceedings, claims or actions, or to the knowledge of Company, inquiries, audits, examinations or investigations pending or, to the knowledge of Company, threatened between Company or any of its Subsidiaries and any current or former employee or independent contractor thereof, or any applicant for employment.

(v)            To the knowledge of Company and to the extent it is permitted by law to ascertain, all employees of Company and its Subsidiaries are legally entitled to work in the United States under the Immigration Reform and Control Act of 1986, as amended, other United States immigration laws and the laws related to the employment of non-United States citizens applicable in the state in which the employees are employed. Each of Company or its Subsidiaries, as applicable, has completed a Form I-9 for each employee for which one is required by applicable law and each such Form I-9 has since been updated as required by applicable law and is correct and complete in all material respects as of the date hereof.

(w)             To the knowledge of Company, (x) no current or former employee or independent contractor of Company is presently in violation of their continuing contractual, statutory, or fiduciary obligations to Company, and no employee or independent contractor of Company is in breach of any such obligation owed by such individual to any third party (including any former employer), and (y) no employee or independent contractor of Company is a party to, or is otherwise presently bound by, any contract, including any confidentiality, noncompetition or proprietary rights contract, with any other person that adversely affects or could reasonably be expected to adversely affect (i) the performance of his or her duties to Company or any of its Subsidiaries, (ii) his or her ability to assign to Company rights to any invention, improvement, discovery or information belonging to Company, or (iii) the ability of Company to conduct its business as currently conducted.

Section 3.12.      SEC Reports. Company has previously made available to Parent an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the SEC since January 1, 2023 by Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act (the “Company Reports”) and (b) communication mailed by Company to its shareholders since January 1, 2023 and prior to the date hereof, and no such Company Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2023, as of their respective dates, all Company Reports filed or furnished under the Securities Act and the Exchange Act complied in all material respects with the published rules and regulations of the SEC with respect thereto. No executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the Company Reports.

Section 3.13.      Compliance with Applicable Law.

(a)            Company and each of its Subsidiaries hold, and have at all times since January 1, 2023, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, and to the knowledge of Company, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened. Company has not elected to be treated as a financial holding company under the BHC Act and Company and each of its Subsidiaries other than Company Subsidiary Bank are engaged solely in activities permissible under section 4 of the BHC Act (12 U.S.C. § 1843) for a bank holding company that has not elected to be treated as a financial holding company.

(b)            Except as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company, Company and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Company or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of data or information that constitutes personal data or personal information under applicable law (“Personal Data”)), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the Coronavirus Aid, Relief and Economic Security (CARES) Act (the “CARES Act”) and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c)            Company Subsidiary Bank has a Community Reinvestment Act rating of “satisfactory” or better.

(d)            Company maintains a written information privacy and security program that includes reasonable measures to protect the privacy, confidentiality and security of all Personal Data owned, controlled or processed by Company and its Subsidiaries against any (i) loss or misuse of such Personal Data, (ii) unauthorized or unlawful operations performed upon such Personal Data, or (iii) other act or omission that compromises the security or confidentiality of such Personal Data. Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, to the knowledge of Company, since January 1, 2023, no third party has gained unauthorized access to any information technology networks or Personal Data controlled by Company and its Subsidiaries.

(e)            As of the date hereof, each of Company and Company Subsidiary Bank is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Company nor Company Subsidiary Bank has received any indication from a Governmental Entity that its status as “well-capitalized” or that the Community Reinvestment Act rating of Company Subsidiary Bank will be downgraded within one (1) year from the date of this Agreement.

Section 3.14.      Certain Contracts.

(a)            Except as set forth on Section 3.14(a) of the Company Disclosure Schedule, as of the date hereof, neither Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral), but excluding any Company Benefit Plan: (i) which is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC); (ii) which contains a provision that limits (or purports to limit) in any material respect the ability of Company or any of its Subsidiaries (or after the Merger, the ability of the Surviving Corporation or any of its Subsidiaries) to engage or compete in any business (including geographic restrictions and exclusive or preferential arrangements); (iii) with or to a labor union or guild (including any Collective Bargaining Agreement); (iv) which (other than extensions of credit, other customary banking products offered by Company or its Subsidiaries, or derivatives issued or entered into in the ordinary course of business consistent with past practice) creates future payment obligations in excess of $250,000 annually and that by its terms does not terminate or is not terminable without penalty upon notice of 60 days or less; (v) that grants any material right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of Company or its Subsidiaries taken as a whole; (vi) which is a merger agreement, asset purchase agreement, stock purchase agreement, deposit assumption agreement, loss sharing agreement or other commitment to a Company Regulatory Agency in connection with the acquisition of a depository institution, or similar agreement that has indemnification, earnout or other obligations that continue in effect after the date of this Agreement that are material to Company and its Subsidiaries, taken as a whole; (vii) that provides for contractual indemnification to any director, officer or employee; (viii) (A) that relates to the incurrence of indebtedness by Company or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing arrangements (other than deposit liabilities, trade payables, federal funds purchased, advances and loans from the Federal Home Loan Bank and securities sold under agreements to repurchase, in each case incurred in the ordinary course of business consistent with past practice), or (B) that provides for the guarantee, credit support, indemnification, assumption or endorsement by Company or any of its Subsidiaries of, or any similar commitment by Company or any of its Subsidiaries with respect to, the obligations, liabilities or indebtedness of any other person, in the case of each of clauses (A) and (B), in the principal amount of $250,000 or more; (ix) that creates or relates to any partnership, joint venture or other similar arrangement; (x) with any record or beneficial owner of five percent (5%) or more of the outstanding shares of Company Common Stock; or (xi) which is a settlement, consent or similar agreement and contains any material continuing obligations of Company or any of its Subsidiaries. Each contract, arrangement, commitment or understanding of the type described in this Section 3.14(a) (excluding any Company Benefit Plan), whether or not set forth in the Company Disclosure Schedule, is referred to herein as a “Company Contract.” Company has made available to Parent true, correct and complete copies of each Company Contract in effect as of the date hereof.

(b)            (i) Each Company Contract is valid and binding on Company or one of its Subsidiaries, as applicable, and in full force and effect, except as, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (ii) Company and each of its Subsidiaries have complied with and performed all obligations required to be complied with or performed by any of them to date under each Company Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (iii) to the knowledge of Company, each third-party counterparty to each Company Contract has complied with and performed all obligations required to be complied with and performed by it to date under such Company Contract, except where such noncompliance or nonperformance, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company, (iv) neither Company nor any of its Subsidiaries has knowledge of, or has received notice of, any violation of any Company Contract by any of the other parties thereto which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a breach or default on the part of Company or any of its Subsidiaries, or to the knowledge of Company, any other party thereto, of or under any such Company Contract, except where such breach or default, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Company.

Section 3.15.      Company Supervisory Actions. Subject to Section 9.14, neither Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order, directive or other supervisory action by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Company Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, its management or its business (each, whether or not set forth in the Company Disclosure Schedule, a “Company Supervisory Action”), nor has Company or any of its Subsidiaries been advised since January 1, 2023, of any Company Supervisory Action by any Company Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Company Supervisory Action.

Section 3.16.      Risk Management Instruments. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Company or any of its Subsidiaries or for the account of a customer of Company or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Company Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of Company or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. Company and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Company’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.

Section 3.17.      Environmental Matters. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, Company and its Subsidiaries are in compliance, and have complied since January 1, 2023, with all federal, state or local law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (a) the protection or restoration of the environment, health and safety as it relates to hazardous substance exposure or natural resource damages, (b) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance, or (c) noise, odor, wetlands, indoor air, pollution, contamination or any injury to persons or property from exposure to any hazardous substance (collectively, “Environmental Laws”). There are no legal, administrative, arbitral or other proceedings, claims or actions or, to the knowledge of Company, any private environmental investigations or remediation activities or governmental investigations of any nature seeking to impose, or that could reasonably be expected to result in the imposition, on Company or any of its Subsidiaries of any liability or obligation arising under any Environmental Law pending or threatened against Company, which liability or obligation would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. To the knowledge of Company, there is no reasonable basis for any such proceeding, claim, action or governmental investigation that would impose any liability or obligation that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company. Company is not subject to any agreement, order, judgment, decree, letter agreement or memorandum of agreement by or with any court, Governmental Entity, Company Regulatory Agency or other third party imposing any liability or obligation with respect to the foregoing that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company.

Section 3.18.      Investment Securities and Commodities.

(a)            Each of Company and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements) that are material to Company on a consolidated basis, free and clear of any Lien, except to the extent such securities or commodities are pledged in the ordinary course of business consistent with past practice to secure obligations of Company or its Subsidiaries. Such securities and commodities are valued on the books of Company in accordance with GAAP in all material respects.

(b)            Company and its Subsidiaries and their respective businesses, to the extent applicable, employ investment, securities, commodities, risk management and other policies, practices and procedures that Company believes are prudent and reasonable in the context of such businesses. Prior to the date of this Agreement, Company has made available to Parent the material terms of such policies, practices and procedures.

Section 3.19.      Real Property. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, Company or a Company Subsidiary (a) has good and marketable title to all the real property reflected in the latest audited balance sheet included in the Company Reports as being owned by Company or a Company Subsidiary or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Company Owned Properties”), free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iv) such imperfections or irregularities of title or Liens as do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties or the free transferability of such properties (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Company Reports or acquired after the date thereof which are material to Company’s business (except for leases that have expired by their terms since the date thereof) (such leasehold estates, collectively with the Company Owned Properties, the “Company Real Property”), free and clear of all Liens, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the knowledge of Company, the lessor. There are no pending or, to the knowledge of Company, threatened condemnation proceedings against the Company Real Property.

Section 3.20.      Intellectual Property.

(a)            Section 3.20(a) of the Company Disclosure Schedule sets forth a true and complete list of all registrations and applications for registration of any and all registered Intellectual Property owned (or purported to be owned) by Company and each of its Subsidiaries as of the date hereof. Company and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any material Liens), all Intellectual Property used, held for use in or otherwise necessary for the conduct of its business as currently conducted.

(b)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company: (i) to the knowledge of Company, the use of any Intellectual Property by Company and its Subsidiaries does not infringe, misappropriate or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Company or any Company Subsidiary acquired the right to use any Intellectual Property, (ii) to the knowledge of Company, no person has asserted in writing to Company that Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated the Intellectual Property rights of such person, (iii) to the knowledge of Company, no person is challenging, infringing on or otherwise violating any right of Company or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Company or its Subsidiaries and (iv) neither Company nor any Company Subsidiary has received any written notice of any pending claim with respect to any Intellectual Property owned by Company or any Company Subsidiary, and Company and its Subsidiaries have taken commercially reasonable actions to avoid the abandonment, cancellation or unenforceability of all Intellectual Property owned or licensed, respectively, by Company and its Subsidiaries and to maintain, enforce and protect the confidentiality of all Intellectual Property owned or licensed, respectively, by Company and its Subsidiaries the value of which is contingent upon maintaining the confidentiality thereof.

(c)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, to the knowledge of Company, none of the software owned or distributed by Company or any of its Subsidiaries contains any software code that is licensed under any terms or conditions that require that any software containing such code be (i) made available or distributed in source code form, (ii) licensed for the purpose of making derivative works, (iii) licensed under terms that allow reverse engineering, reverse assembly or disassembly of any kind or (iv) redistributable at no charge.

(d)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, the IT Assets of Company operate and perform in a manner that permits Company and its Subsidiaries to conduct their business as currently conducted.

(e)            For purposes of this Agreement, (i) “Intellectual Property” means trademarks, service marks, brand names, internet domain names, logos, symbols, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), all improvements thereto, and any and all renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and know-how, including processes, technologies, protocols, formulae, prototypes and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not and whether in published or unpublished works, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any and all renewals or extensions thereof; and any and all similar intellectual property or proprietary rights throughout the world and (ii) “IT Assets” of any person means computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, including all documentation related to the foregoing, owned by, or licensed or leased to, such person or any of its Subsidiaries.

Section 3.21.      Customer Relationships.

(a)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each trust or wealth management customer of Company or any of its Subsidiaries has been originated and serviced (i) in conformity with the applicable policies of Company and its Subsidiaries, (ii) in accordance with the terms of any applicable contract governing the relationship with such customer, (iii) in accordance with the applicable policies of Company and its Subsidiaries regarding instructions received from such customers and their authorized representatives and authorized signers, (iv) consistent with each customer’s risk profile in effect at such time and (v) in compliance with all applicable laws and Company’s and its Subsidiaries’ constituent documents, including any policies and procedures adopted thereunder and in effect at such time. Each contract governing a relationship with a trust or wealth management customer of Company or any of its Subsidiaries has been duly and validly executed and delivered by Company and each Subsidiary and, to the knowledge of Company, the other contracting parties, each such contract constitutes a valid and binding obligation of the parties thereto, except as such enforceability may be limited by the Enforceability Exceptions, and Company and its Subsidiaries and, to the knowledge of Company, the other contracting parties thereto, have duly performed in all material respects their obligations thereunder, and Company and its Subsidiaries and, to the knowledge of Company, such other contracting parties are in material compliance with each of the terms thereof.

(b)            Since January 1, 2023, none of Company, any of its Subsidiaries or any of their respective directors, officers or employees has committed any material breach of trust or fiduciary duty with respect to any of the accounts maintained on behalf of any trust or wealth management customer of Company or any of its Subsidiaries. Since January 1, 2023, none of Company or any of its Subsidiaries has been, and none are currently, engaged in any material dispute with, or subject to material claims by, any such trust or wealth management customer for breach of fiduciary duty or otherwise in connection with any such account.

Section 3.22.      Related Party Transactions. There are no transactions or series of related transactions, agreements, arrangements or understandings, nor are there any currently proposed transactions or series of related transactions (including any transactions entered into or to be entered into in connection with the transactions contemplated hereby), between Company or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries or any person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent (5%) or more of the outstanding Company Common Stock (or any of such person’s immediate family members or affiliates) (other than Subsidiaries of Company) on the other hand, of the type required to be reported in any Company Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act that have not been so reported.

Section 3.23.      State Takeover Laws. The Board of Directors of Company has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable takeover laws of any state, including any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law or any similar provisions of the Company Articles and the Company Bylaws (collectively, with any similar provisions of the Parent Articles or the Parent Bylaws, “Takeover Statutes”). In accordance with Section 13.1-730 of the VSCA, no appraisal or dissenters’ rights will be available to the holders of Company Common Stock in connection with the Merger.

Section 3.24.      Reorganization. Company has not taken any action (or failed to take any action) and is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment.

Section 3.25.      Opinion. Prior to the execution of this Agreement, the board of directors of Company has received an opinion (which if initially rendered orally, has been or will be confirmed in a written opinion of the same date) from Keefe, Bruyette & Woods, Inc. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration (as defined in such opinion) is fair from a financial point of view to the holders of Company Common Stock. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 3.26.      Company Information. The information relating to Company and its Subsidiaries or that is provided by Company or its Subsidiaries or their respective Representatives for inclusion in the Proxy Statement and the Offering Circular, or in any other document filed with any Company Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The portion of the Offering Circular relating to Company or any of its Subsidiaries will comply in all material respects with the provisions of 12 C.F.R. Part 335.

Section 3.27.      Loan Portfolio.

(a)            As of the date hereof, neither Company nor any of its Subsidiaries is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which Company or any Subsidiary of Company is a creditor and under the terms of which the obligor was, as of December 31, 2024 over ninety (90) days or more delinquent in payment of principal or interest, or (ii) Loans with any director, executive officer or five percent (5%) or greater shareholder of Company or any of its Subsidiaries, or to the knowledge of Company, any affiliate of any of the foregoing. Set forth in Section 3.27(a) of the Company Disclosure Schedule is a true, correct and complete list of (A) all of the Loans of Company and its Subsidiaries that, as of December 31, 2024, were classified by Company as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of and accrued and unpaid interest on such Loans, by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and (B) each asset of Company or any of its Subsidiaries that, as of December 31, 2024, is classified as “Other Real Estate Owned” and the book value thereof.

(b)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each Loan of Company or any of its Subsidiaries (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent carried on the books and records of Company and its Subsidiaries as secured Loans, has been secured by valid charges, mortgages, pledges, security interests, restrictions, claims, liens or encumbrances, as applicable, which have been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

(c)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, each outstanding Loan of Company or any of its Subsidiaries (including Loans held for resale to investors) was solicited and originated, and is and has been administered and, where applicable, serviced, and the relevant Loan files are being maintained, in accordance with the relevant notes or other credit or security documents, the written underwriting standards of Company and its Subsidiaries (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), including the policy set forth on Section 3.27(c) of the Company Disclosure Schedule, and with all applicable federal, state and local laws, regulations and rules.

(d)            None of the agreements pursuant to which Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contain any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.

(e)            There are no outstanding Loans made by Company or any of its Subsidiaries to any “executive officer” or other “insider” (as each such term is defined in Regulation O promulgated by the Federal Reserve Board) of Company or its Subsidiaries, other than Loans that are subject to and that were made and continue to be in compliance with Regulation O or that are exempt therefrom.

(f)             Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, neither Company nor any of its Subsidiaries is now nor has it ever been since January 1, 2023 subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Entity or Company Regulatory Agency relating to the origination, sale or servicing of mortgage or consumer Loans.

(g)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, as to each Loan that is secured, whether in whole or in part, by a guaranty of the United States Small Business Administration or any other Governmental Entity, such guaranty is in full force and effect, and to Company’s knowledge, will remain in full force and effect following the Effective Time, in each case, without any further action by Company or any of its Subsidiaries, subject to the fulfillment of their obligations under the agreement with the Small Business Administration or other Governmental Entity that arise after the date hereof and assuming that any applicable applications, filings, notices, consents and approvals contemplated in Section 3.04 and Section 4.04 have been made or obtained.

Section 3.28.      Insurance. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Company, (a) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent and consistent with industry practice, and Company and its Subsidiaries are in compliance with their insurance policies and are not in default under any of the terms thereof, (b) each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Company and its Subsidiaries, Company or the relevant Subsidiary thereof is the sole beneficiary of such policies, (c) all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion, (d) there is no claim for coverage by Company or any of its Subsidiaries pending under any insurance policy as to which coverage has been questioned, denied or disputed by the underwriters of such insurance policy and (e) neither Company nor any of its Subsidiaries has received notice of any threatened termination of, material premium increase with respect to, or material alteration of coverage under, any insurance policies.

Section 3.29.      Investment Advisory and Broker-Dealer Matters.

(a)            No Subsidiary of Company is required to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”).

(b)            No Subsidiary of Company is a broker-dealer or is required to be registered, licensed or qualified as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or any other federal or state regulatory or legal requirement or, directly or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the Bylaws of the Financial Industry Regulatory Authority (“FINRA”)) any member firm of FINRA.

Section 3.30.      Insurance Subsidiaries.

(a)            Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, to the knowledge of Company, (i) since January 1, 2023, at the time each agent, representative, producer, reinsurance intermediary, wholesaler, third-party administrator, distributor, broker, employee or other person authorized to sell, produce, manage or administer products on behalf of any Company Subsidiary (“Company Agent”) wrote, sold, produced, managed, administered or procured business for a Company Subsidiary, such Company Agent was, at the time the Company Agent wrote or sold business, duly licensed for the type of activity and business written, sold, produced, managed, administered or produced to the extent required by applicable law, (ii) no Company Agent has been since January 1, 2023, or is currently, in violation (or with or without notice or lapse of time or both, would be in violation) of any law, rule or regulation applicable to such Company Agent’s writing, sale, management, administration or production of insurance business for any Company Insurance Subsidiary (as defined below), and (iii) each Company Agent was appointed by Company or a Company Insurance Subsidiary in compliance with applicable insurance laws, rules and regulations and, to the knowledge of Company, all processes and procedures undertaken with respect to such Company Agent were undertaken in compliance with applicable insurance laws, rules and regulations. “Company Insurance Subsidiary” means each Subsidiary of Company through which insurance operations is conducted.

(b)            Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, (i) since January 1, 2023, Company and, to the knowledge of Company, the Company Insurance Subsidiaries have made all required notices, submissions, reports or other filings under applicable insurance holding company statutes, (ii) to the knowledge of Company, all contracts, agreements, arrangements and transactions in effect between any Company Insurance Subsidiary and any affiliate are in compliance with the requirements of all applicable insurance holding company statutes, and (iii) to the knowledge of Company, each Company Insurance Subsidiary has operated and otherwise been in compliance with all applicable insurance laws, rules and regulations.

Section 3.31.      Sanctions, Anti-Money Laundering and Anti-Corruption Laws.

(a)            Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, Company and its Subsidiaries, and, to the knowledge of Company, each of their respective directors, officers, employees, agents, representatives and any other person acting on behalf of Company and its Subsidiaries, acting alone or together, is and has been in compliance with the Foreign Corrupt Practices Act (the “FCPA”) and any other anti-corruption or anti-bribery Applicable Law.

(b)            Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect on Company, none of Company nor any of its Subsidiaries, nor, to the knowledge of Company, any of their respective directors, officers, employees, agents, representatives or other persons acting on behalf of Company and its Subsidiaries, acting alone or together, has, directly or indirectly, (i) used any funds of Company or any of its Subsidiaries for unlawful contributions, unlawful gifts, unlawful entertainment or other expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic governmental officials or employees or to foreign or domestic political parties or campaigns from funds of Company or any of its Subsidiaries, (iii) violated any provision that would result in the violation of the FCPA, or any similar law, (iv) established or maintained any unlawful fund of monies or other assets of Company or any of its Subsidiaries, (v) made any fraudulent entry on the books or records of Company or any of its Subsidiaries, or (vi) made any unlawful bribe, unlawful rebate, unlawful payoff, unlawful influence payment, unlawful kickback or other unlawful payment to any person, private or public, regardless of form, whether in money, property or services, to obtain favorable treatment in securing business, to obtain special concessions for Company or any of its Subsidiaries, to pay for favorable treatment for business secured or to pay for special concessions already obtained for Company or any of its Subsidiaries.

(c)            None of Company nor any of its Subsidiaries, nor, to the knowledge of Company, any of their respective directors, officers, employees, agents, representatives or other persons acting on their behalf, is, or is 50% or more owned or controlled by one or more persons that are: (i) the subject of any sanctions administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State, the United Nations Security Council, the European Union, or other relevant sanctions authority (collectively, “Sanctions”), or (ii) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran, North Korea, Syria, the Kherson oblast, and the Zaporizhzhia oblast regions of Ukraine), except as otherwise authorized pursuant to Sanctions. Neither Company nor any of its Subsidiaries has engaged in business with foreign nations, organizations or individuals named on any of the following lists maintained by the OFAC or the United States Department of the Treasury: (x) the Specially Designated Nationals and Blocked Persons List; (y) the Sanctions Program and Countries Summaries Lists; or (z) Executive Order 13224.

(d)            Company and its Subsidiaries have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with the FCPA, and other anti-corruption and anti-bribery applicable laws, Sanctions and applicable laws governing anti-money laundering.

(e)            No Governmental Entity has in the past five (5) years commenced legal, administrative, arbitral or other proceedings, claims, or actions against, or, to the knowledge of Company, is investigating or has in the past five (5) years conducted, initiated or threatened any investigation of, Company or any of its Subsidiaries (or any of their respective directors, officers, employees, agents or representatives) for alleged violation of the FCPA and other anti-corruption and anti-bribery applicable laws, Sanctions and applicable laws governing anti-money laundering.

Section 3.32.      No Other Representations or Warranties.

(a)            Except for the representations and warranties made by Company and Company Subsidiary Bank in this Article 3, neither Company nor Company Subsidiary Bank nor any other person makes any express or implied representation or warranty with respect to Company, Company Subsidiary Bank, their respective Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and each of Company and Company Subsidiary Bank hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Company nor Company Subsidiary Bank nor any other person makes or has made any representation or warranty to Parent or any of its affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Company, Company Subsidiary Bank, any of their respective Subsidiaries or their respective businesses or (ii) any oral or written information presented to Parent or any of its affiliates or Representatives in the course of their due diligence investigation of Company and Company Subsidiary Bank, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by Company and Company Subsidiary Bank in this Article 3.

(b)            Each of Company and Company Subsidiary Bank acknowledges and agrees that neither Parent nor any other person has made or is making any express or implied representation or warranty other than those contained in Article 4.

Article 4
Representations and Warranties of Parent

Except (a) as disclosed in the Parent Disclosure Schedule; provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent that such item represents a material exception or fact, event or circumstance or that such item would reasonably be expected to have a Material Adverse Effect on Parent and (iii) any disclosures made with respect to a section of this Article 4 shall be deemed to qualify (1) any other section of this Article 4 specifically referenced or cross-referenced and (2) other sections of this Article 4 to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other sections or (b) except with respect to matters that relate to the representations and warranties contained in Section 4.02, as disclosed in any Parent Reports filed by Parent since January 1, 2023, and prior to the date hereof (but disregarding risk factor disclosures contained under the heading “Risk Factors,” or disclosures of risks set forth in any “forward-looking statements” disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent hereby represents and warrants to Company and Company Subsidiary Bank as follows:

Section 4.01.      Corporate Organization.

(a)            Parent is a Virginia banking corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia. Parent has the corporate power and authority to own, lease or operate all of its properties and assets and to carry on its business as it is now being conducted. Parent is duly licensed or qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned, leased or operated by it makes such licensing, qualification or standing necessary, except where the failure to be so licensed or qualified or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Parent. True and complete copies of the articles of incorporation of Parent (the “Parent Articles”) and the bylaws of Parent (the “Parent Bylaws”), in each case as in effect as of the date of this Agreement, have previously been made available by Parent to Company. Parent is not in violation of any of the provisions of the Parent Articles or the Parent Bylaws.

(b)            Each Subsidiary of Parent (a “Parent Subsidiary”) (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and, where such concept is recognized under applicable law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership, leasing or operation of property or the conduct of its business requires it to be so licensed or qualified or in good standing unless the failure to be so licensed, qualified or in good standing would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent and (iii) has all requisite corporate power and authority to own, lease or operate its properties and assets and to carry on its business as now conducted. There are no restrictions on the ability of Parent or any Subsidiary of Parent to pay dividends or distributions except, in the case of Parent or a Subsidiary that is a regulated entity, for restrictions on dividends or distributions generally applicable to all similarly regulated entities. The deposit accounts of Parent are insured by the FDIC through the Deposit Insurance Fund (as defined in Section 3(y) of the Federal Deposit Insurance Act of 1950) to the fullest extent permitted by law, all premiums and assessments required to be paid in connection therewith have been paid when due, and no proceedings for the termination of such insurance are pending or, to the knowledge of Parent, threatened. No Subsidiary of Parent is in violation of any of the provisions of the articles or certificate of incorporation or bylaws (or comparable organizational documents) of such Subsidiary of Parent.

Section 4.02.      Capitalization.

(a)            As of the date of this Agreement, the authorized capital stock of Parent consists of 150,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $5.00 per share (the “Parent Preferred Stock”). As of the Capitalization Date, there were (i) 75,392,225 shares of Parent Common Stock issued and outstanding, including 160,367 shares of Parent Common Stock granted in respect of time-based restricted stock awards (“Parent Restricted Stock Awards”), (ii) 687,430 shares of Parent Common Stock reserved for issuance upon the settlement of outstanding time-based restricted stock unit awards in respect of shares of Parent Common Stock (“Parent RSU Awards”), (iii) zero shares of Parent Preferred Stock issued and outstanding, (iv) zero shares of Parent Common Stock held in treasury, (v) 98,204 shares of Parent Common Stock reserved for issuance upon the conversion of the 6.0% Convertible Subordinated Capital Note, due December 1, 2029, issued by Parent under the Indenture, dated as of November 29, 2024, between Parent and U.S. Bank Trust Company, National Association, as trustee (the “Parent Convertible Note”), and (vi) no other shares of capital stock or other voting securities or equity interests of Parent issued, reserved for issuance or outstanding. As of the date of this Agreement, except as set forth in the immediately preceding sentence, and for changes since the Capitalization Date resulting from the vesting or settlement of any Parent Restricted Stock Awards and Parent RSU Awards (collectively, “Parent Equity Awards) described in the immediately preceding sentence, there are no shares of capital stock or other voting securities or equity interests of Parent issued, reserved for issuance or outstanding. All of the issued and outstanding shares of Parent Common Stock have been duly authorized and validly issued and are fully paid, nonassessable (except as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except for the Parent Convertible Note, there are no trust preferred or subordinated debt securities of Parent or any Parent Subsidiary issued or outstanding. There are no bonds, debentures, notes or other indebtedness that have the right to vote on any matters on which shareholders of Parent may vote. Other than Parent Equity Awards outstanding as of the date of this Agreement, as of the date of this Agreement there are no outstanding subscriptions, equity or equity-based compensation awards (including options, stock appreciation rights, phantom units or shares, restricted stock, restricted stock units, performance stock units, performance awards, profit participation rights, or dividend or dividend equivalent rights or similar awards), warrants, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible or exchangeable into or exercisable for, shares of capital stock or other voting or equity securities of or ownership interest in Parent, or contracts, commitments, understandings or arrangements by which Parent may become bound to issue additional shares of its capital stock or other equity or voting securities of or ownership interests in Parent or that otherwise obligate Parent or any Parent Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire, any of the foregoing (collectively, “Parent Securities”). No Parent Subsidiary owns any capital stock of Parent. There are no voting trusts, shareholder agreements, proxies or other agreements in effect to which Parent or any of its Subsidiaries is a party with respect to the voting or transfer of Parent Common Stock, capital stock or other voting or equity securities or ownership interests of Parent or granting any shareholder or other person any registration rights.

(b)            Parent owns, directly or indirectly, all of the issued and outstanding shares of capital stock or other equity ownership interests of each of the Parent Subsidiaries, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable (except, with respect to Subsidiaries that are depository institutions, as provided under any provision of applicable state law comparable to 12 U.S.C. § 55) and free of preemptive rights, with no personal liability attaching to the ownership thereof. Other than the shares of capital stock or other equity ownership interests described in the previous sentence, there are no outstanding subscriptions, options, warrants, stock appreciation rights, phantom units, scrip, rights to subscribe to, preemptive rights, anti-dilutive rights, rights of first refusal or similar rights, puts, calls, commitments or agreements of any character relating to, or securities or rights convertible into or exchangeable or exercisable for, shares of capital stock or other voting or equity securities of or ownership interests in any Parent Subsidiary, or contracts, commitments, understandings or arrangements by which any Parent Subsidiary may become bound to issue additional shares of its capital stock or other equity or voting securities or ownership interests in such Parent Subsidiary, or otherwise obligating Parent or any Parent Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any of the foregoing (“Parent Subsidiary Securities”).

Section 4.03.      Authority; No Violation.

(a)            Parent has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger have been duly and validly approved by the Board of Directors of Parent. The Board of Directors of Parent has determined that the Merger, on the terms and conditions set forth in this Agreement, is advisable and in the best interests of Parent and its shareholders, and has adopted and approved this Agreement and the transactions contemplated hereby (including the Merger). No other corporate proceedings on the part of Parent are necessary to approve this Agreement or to consummate the transactions contemplated hereby (including the Merger). No vote or approval of the shareholders of Parent is required in connection with the adoption of this Agreement or the consummation of the Merger or the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and (assuming due authorization, execution and delivery by Company and Company Subsidiary Bank) constitutes a valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). The shares of Parent Common Stock to be issued in the Merger will, upon issuance and delivery at the Closing, be validly authorized, and when issued, will be validly issued, fully paid and nonassessable, and no current or past shareholder of Parent will have any preemptive right or similar rights in respect thereof.

(b)            Neither the execution and delivery of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby (including the Merger), nor compliance by Parent with any of the terms or provisions hereof, will (i) violate any provision of the Parent Articles or the Parent Bylaws or the articles or certificate of incorporation or bylaws (or similar organizational documents) of any Parent Subsidiary or (ii) assuming that the consents and approvals referred to in Section 4.04 are duly obtained, (x) violate any law, statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Parent or any of its Subsidiaries or any of their respective properties or assets or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of clauses (x) and (y) above) for such violations, conflicts, breaches or defaults that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

Section 4.04.      Consents and Approvals. Except for (a) the filing of any required applications, filings and notices, as applicable, with NASDAQ, (b) the filing of any required applications, filings and notices, or the seeking of waivers therefrom as applicable, with (i) the FDIC under the Bank Merger Act, (ii) the BFI of the VSCC, (iii) the OCC under the National Bank Act or the Change in Bank Control Act, and (iv) any state banking, securities or insurance regulatory authorities listed on Section 3.04 of the Company Disclosure Schedule or Section 4.04 of the Parent Disclosure Schedule and approval of such applications, filings and notices or the receipt of waivers therefrom, (c) the filing with the SEC of the Proxy Statement, which shall include the Offering Circular, (d) the filing of the Articles of Merger with the VSCC pursuant to the VSCA, (e) the filing of articles of amendment with the VSCC pursuant to the VSCA to effect the Company Articles Amendment, (f) if required by the HSR Act, the filing of any applications, filings or notices under the HSR Act and compliance with the HSR Act and (g) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of Parent Common Stock pursuant to this Agreement and the approval of the listing of such Parent Common Stock on NASDAQ, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (x) the execution and delivery by Parent of this Agreement or (y) the consummation by Parent of the Merger and the other transactions contemplated hereby. As of the date hereof, to the knowledge of Parent, there is no reason why the necessary regulatory approvals and consents will not be received by Parent to permit consummation of the Merger on a timely basis.

Section 4.05.      Reports. Parent and each of its Subsidiaries have timely filed (or furnished) all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file (or furnish, as applicable) since January 1, 2023 with (i) each state bank regulatory authority and any other state regulatory authority, (ii) the FDIC, (iii) any foreign regulatory authority and (iv) any self-regulatory organization (clauses (i) – (iv), collectively, “Parent Regulatory Agencies”), including any report, form, correspondence, registration or statement required to be filed (or furnished, as applicable) pursuant to the laws, rules or regulations of the United States, any state, any foreign entity, or any Parent Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith, except where the failure to file (or furnish, as applicable) such report, form, correspondence, registration or statement or to pay such fees and assessments would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. As of their respective dates, such reports, forms, correspondence, registrations and statements, and other filings, documents and instruments were complete and accurate and complied with all applicable laws, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Subject to Section 9.14, except for normal examinations conducted by a Parent Regulatory Agency in the ordinary course of business of Parent and its Subsidiaries, no Parent Regulatory Agency has initiated or has pending any proceeding or, to the knowledge of Parent, investigation into the business or operations of Parent or any of its Subsidiaries since January 1, 2023, except where such proceedings or investigations would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Subject to Section 9.14, there (i) is no unresolved violation, criticism, or exception by any Parent Regulatory Agency with respect to any report or statement relating to any examinations or inspections of Parent or any of its Subsidiaries and (ii) has been no formal or informal inquiries by, or disagreements or disputes with, any Parent Regulatory Agency with respect to the business, operations, policies or procedures of Parent or any of its Subsidiaries since January 1, 2023, in each case, which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

Section 4.06.      Financial Statements.

(a)            The financial statements of Parent and its Subsidiaries included (or incorporated by reference) in the Parent Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Parent and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Parent and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the FDIC, in all material respects with applicable accounting requirements and with the published rules and regulations of the FDIC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Since January 1, 2023, no independent public accounting firm of Parent has resigned (or informed Parent that it intends to resign) or been dismissed as independent public accountants of Parent as a result of or in connection with any disagreements with Parent on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Parent included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since December 31, 2024, or in connection with this Agreement and the transactions contemplated hereby.

(c)            The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent. Parent (x) has implemented and maintains disclosure controls and procedures and internal controls over financial reporting (as defined in Rule 13a-15(e) and (f), respectively, of the Exchange Act) to ensure that material information relating to Parent, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of Parent by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent’s outside auditors and the audit committee of Parent’s Board of Directors (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to materially adversely affect Parent’s ability to record, process, summarize and report financial information, and (ii) any fraud that involves management or senior employees who have a significant role in Parent’s internal controls over financial reporting. These disclosures were made in writing by management to Parent’s auditors and audit committee. Neither Parent nor its independent audit firm has identified any unremediated material weakness in internal controls over financial reporting or disclosure controls and procedures. Parent has no reason to believe that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.

(d)            Since January 1, 2023, (i) neither Parent nor any of its Subsidiaries, nor, to the knowledge of Parent, any Representative of Parent or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Parent or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Parent or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing Parent or any of its Subsidiaries, whether or not employed by Parent or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Parent or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the Board of Directors of Parent or any committee thereof or the Board of Directors or similar governing body of any Parent Subsidiary or any committee thereof, or to the knowledge of Parent, to any director or officer of Parent or any Parent Subsidiary.

Section 4.07.      Broker’s Fees. With the exception of the engagement of Piper Sandler & Co., neither Parent nor any Parent Subsidiary nor any of their respective officers or directors on behalf of Parent has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement.

Section 4.08.      Absence of Certain Changes or Events.

(a)            Since December 31, 2024, there has not been any effect, change, event, circumstance, condition, occurrence or development that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent.

(b)            Since December 31, 2024 and until the date of this Agreement, Parent and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course.

Section 4.09.      Legal Proceedings.

(a)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries is a party to any, and there are no outstanding or pending or, to the knowledge of Parent, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Parent or any of its Subsidiaries or any of their current or former directors or executive officers or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)            There is no material injunction, order, judgment, decree, or regulatory restriction imposed upon Parent, any of its Subsidiaries or the assets of Parent or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to the Surviving Corporation or any of its affiliates).

Section 4.10.      Taxes and Tax Returns. Each of Parent and its Subsidiaries has duly and timely filed (including all applicable extensions) all income and other material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects. All material Taxes of Parent and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid. Each of Parent and its Subsidiaries has withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, shareholder, independent contractor, depositor, holder of securities of Parent or any of its Subsidiaries or other third party. Each of Parent and its Subsidiaries is fully compliant in receiving from its depositors and maintaining Forms W-9, W-8 and any other documentation claiming or supporting exemption from withholding Taxes. Neither Parent nor any of its Subsidiaries has received written notice of assessment or proposed assessment in connection with any material amount of Taxes, and, to the knowledge of Parent, there are no threatened in writing or pending disputes, claims, audits, examinations or other proceedings regarding any material Tax of Parent and its Subsidiaries or the assets of Parent and its Subsidiaries. Neither Parent nor any of its Subsidiaries has any liability for the Taxes of any person (other than Parent or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise. Neither Parent nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a “plan (or series of related transactions)” within the meaning of Section 355(e) of the Code of which the Merger is also a part, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code. Neither Parent nor any of its Subsidiaries has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b). Each of Parent and its Subsidiaries compliant with reporting (i) large cash transactions as required under the Bank Secrecy Act, and (ii) and remitting abandoned property under applicable state abandoned property and escheat statutes.

Section 4.11.      Risk Management Instruments. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, all interest rate swaps, caps, floors, option agreements, futures and forward contracts and other similar derivative transactions and risk management arrangements, whether entered into for the account of Parent or any of its Subsidiaries or for the account of a customer of Parent or one of its Subsidiaries, were entered into in the ordinary course of business and in accordance with applicable rules, regulations and policies of any Parent Regulatory Agency and with counterparties reasonably believed to be financially responsible at the time and are legal, valid and binding obligations of Parent or one of its Subsidiaries enforceable in accordance with their terms (except as may be limited by the Enforceability Exceptions), and are in full force and effect. Parent and each of its Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued, and, to Parent’s knowledge, there are no material breaches, violations or defaults or allegations or assertions of such by any party thereto.

Section 4.12.      Employees.

(a)            For purposes of this Agreement, the term “Parent Benefit Plans” means an Employee Benefit Plan to which Parent, any Parent Subsidiary or any of their respective ERISA Affiliates is a party or has any current or future obligation or that is maintained, contributed to or sponsored by Parent, any of its Subsidiaries or any of their ERISA Affiliates for the benefit of any current or former employee, officer, director or independent contractor of Parent, any of its Subsidiaries or any of their ERISA Affiliates, or for which Parent, any of its Subsidiaries or any of their ERISA Affiliates has any direct or indirect liability, excluding, in each case, any Multiemployer Plan.

(b)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, each Parent Benefit Plan has been established, operated and administered in accordance with its terms and the requirements of all applicable laws, including ERISA and the Code. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, neither Parent nor any of its Subsidiaries has taken any action to take corrective action or make a filing under any voluntary correction program of the IRS, DOL or any other Governmental Entity with respect to any Parent Benefit Plan, and neither Parent nor any of its Subsidiaries has any knowledge of any plan defect that would qualify for correction under any such program.

(c)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, all contributions required to be made to any Parent Benefit Plan by applicable law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Parent Benefit Plan, for any period through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Parent.

Section 4.13.      FDIC Reports. Parent has previously made available to Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed with or furnished to the FDIC since January 1, 2023 by Parent pursuant to the Exchange Act (the “Parent Reports”) and (b) communication mailed by Parent to its shareholders since January 1, 2023 and prior to the date hereof, and no such Parent Report or communication, as of the date thereof (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. Since January 1, 2023, as of their respective dates, all Parent Reports filed or furnished under the Exchange Act complied in all material respects with the published rules and regulations of the FDIC with respect thereto. No executive officer of Parent has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the FDIC with respect to any of the Parent Reports.

Section 4.14.      Compliance with Applicable Law.

  (a)            Parent and each of its Subsidiaries hold, and have at all times since January 1, 2023, held, all licenses, registrations, franchises, certificates, variances, permits, charters and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets under and pursuant to each (and have paid all fees and assessments due and payable in connection therewith), except where neither the failure to hold nor the cost of obtaining and holding such license, registration, franchise, certificate, variance, permit, charter or authorization (nor the failure to pay any fees or assessments) would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, and to the knowledge of Parent, no suspension or cancellation of any such necessary license, registration, franchise, certificate, variance, permit, charter or authorization is threatened.

(b)            Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, Parent and each of its Subsidiaries have complied with and are not in default or violation under any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Parent or any of its Subsidiaries, including all laws related to data protection or privacy (including laws relating to the privacy and security of Personal Data), the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act and Regulation B, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act and Regulation Z, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, any regulations promulgated by the Consumer Financial Protection Bureau, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products, the SAFE Mortgage Licensing Act of 2008, the Real Estate Settlement Procedures Act and Regulation X, Title V of the Gramm-Leach-Bliley Act, and any other law, policy or guideline relating to bank secrecy, discriminatory lending, financing or leasing practices, consumer protection, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act, the CARES Act, and all agency requirements relating to the origination, sale and servicing of mortgage and consumer loans.

(c)            Parent has a Community Reinvestment Act rating of “satisfactory” or better.

(d)            Parent maintains a written information privacy and security program that includes reasonable measures to protect the privacy, confidentiality and security of all Personal Data owned, controlled or processed by Parent and its Subsidiaries against any (i) loss or misuse of such Personal Data, (ii) unauthorized or unlawful operations performed upon such Personal Data, or (iii) other act or omission that compromises the security or confidentiality of such Personal Data. Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, to the knowledge of Parent, since January 1, 2023, no third party has gained unauthorized access to any information technology networks or Personal Data controlled by Parent and its Subsidiaries.

(e)            As of the date hereof, Parent is “well-capitalized” (as such term is defined in the relevant regulation of the institution’s primary bank regulator) and, as of the date hereof, neither Parent nor any of its Subsidiaries has received any indication from a Governmental Entity that its status as “well-capitalized” or that Parent’s Community Reinvestment Act rating will be downgraded within one (1) year from the date of this Agreement.

(f)             Parent maintains policies and procedures reasonably designed to promote and achieve compliance with anti-corruption, anti-bribery and anti-money laundering laws applicable to Parent. Except as would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Parent, Parent and its Subsidiaries and, to the knowledge of Parent, each of their respective directors, officers, employees, agents, representatives and any other person acting on their behalf, is and has been in material compliance with all applicable anti-corruption, anti-bribery and anti-money laundering laws.

Section 4.15.      Parent Supervisory Actions. Subject to Section 9.14, neither Parent nor any of its Subsidiaries is subject to any cease-and-desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order, directive or other supervisory action by, or has been ordered to pay any civil money penalty by, or has been since January 1, 2023, a recipient of any supervisory letter from, or since January 1, 2023, has adopted any policies, procedures or board resolutions at the request or suggestion of, any Parent Regulatory Agency or other Governmental Entity that currently restricts in any material respect or would reasonably be expected to restrict in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit or risk management policies or practices, its management or its business (each, whether or not set forth in the Parent Disclosure Schedule, a “Parent Supervisory Action”), nor has Parent or any of its Subsidiaries been advised since January 1, 2023, of any Parent Supervisory Action by any Parent Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Parent Supervisory Action.

Section 4.16.      State Takeover Laws. The Board of Directors of Parent has approved this Agreement and the transactions contemplated hereby and has taken all such other necessary actions as required to render inapplicable to such agreements and transactions the provisions of any potentially applicable Takeover Statutes. In accordance with Section 13.1-730 of the VSCA, no appraisal or dissenters’ rights will be available to the holders of Parent Common Stock in connection with the Merger.

Section 4.17.      Reorganization. Parent has not taken any action (or failed to take any action) and is not aware of any fact or circumstance that could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment.

Section 4.18.      Opinion. Prior to the execution of this Agreement, the board of directors of Parent has received an opinion (which if initially rendered orally, has been or will be confirmed in a written opinion of the same date) from Piper Sandler & Co. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration to be delivered pursuant to the Merger Agreement is fair from a financial point of view to Parent. Such opinion has not been amended or rescinded as of the date of this Agreement.

Section 4.19.      Parent Information. The information relating to Parent and its Subsidiaries or that is provided by Parent or its Subsidiaries or their respective Representatives for inclusion in the Proxy Statement and the Offering Circular, or in any other document filed with any Parent Regulatory Agency or Governmental Entity in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portion of the Proxy Statement relating to Parent and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. The Offering Circular (except for such portions thereof that relate to Company or any of its Subsidiaries) will comply in all material respects with the provisions of 12 C.F.R. Part 335.

Section 4.20.      Financing. Parent has, or will have available to it prior to the Closing Date, all funds necessary to satisfy its obligations hereunder.

Section 4.21.      No Other Representations or Warranties.

(a)            Except for the representations and warranties made by Parent in this Article 4, neither Parent nor any other person makes any express or implied representation or warranty with respect to Parent, its Subsidiaries, or their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, neither Parent nor any other person makes or has made any representation or warranty to Company, Company Subsidiary Bank or any of their respective affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospective information relating to Parent, any of its Subsidiaries or their respective businesses or (ii) any oral or written information presented to Company, Company Subsidiary Bank or any of their respective affiliates or Representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the transactions contemplated hereby, except in each case for the representations and warranties made by Parent in this Article 4.

(b)            Parent acknowledges and agrees that neither Company nor Company Subsidiary Bank nor any other person has made or is making any express or implied representation or warranty other than those contained in Article 3.

Article 5
Covenants Relating to Conduct of Business

Section 5.01.      Conduct of Businesses by Company Prior to the Effective Time. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as expressly contemplated or permitted by this Agreement (including as set forth in the Company Disclosure Schedule), required by law or as consented to in writing by Parent (such consent not to be unreasonably withheld, conditioned or delayed), Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice in all material respects, (b) use reasonable best efforts to maintain and preserve intact its business organization, employees and advantageous business relationships (including relationships with Governmental Entities), and (c) take no action that would reasonably be expected to adversely affect or delay the ability of either Parent or Company to obtain any necessary approvals of any Parent Regulatory Agency, Company Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis.

Section 5.02.      Forbearances of Company. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Company Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Company shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed):

(a)            other than (i) federal funds borrowings and Federal Home Loan Bank borrowings, in each case with a maturity not in excess of six (6) months, (ii) deposits in the ordinary course of business consistent with past practice, (iii) issuances of letters of credit, (iv) sales of certificates of deposit and (v) entry into repurchase agreements, in each case of clauses (i) through (v), in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money (other than indebtedness of Company or any of its wholly owned Subsidiaries to Company or any of its wholly owned Subsidiaries), or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

(b)

(i)            adjust, split, combine or reclassify any capital stock;

(ii)            make, declare, pay or set a record date for any dividend, or any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or other equity or voting securities or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) or exchangeable into or exercisable for any shares of its capital stock or other equity or voting securities, including any Company Securities or Company Subsidiary Securities except, in each case, (A) regular quarterly cash dividends at a rate not in excess of $0.14 per share of Company Common Stock and with record and payment dates consistent with past practice, (B) dividends paid by any Subsidiary of Company to Company or any of its wholly owned Subsidiaries or (C) the acceptance of shares of Company Common Stock as payment for withholding Taxes incurred in connection with the vesting of Company Restricted Stock Awards, in each case, outstanding as of the date hereof;

(iii)            grant any stock options, warrants, restricted stock units, performance stock units, phantom stock units, restricted shares or other equity or equity-based awards or interests, or grant any person any right to acquire any Company Securities under a Company Stock Plan or otherwise; or

(iv)            issue, sell, transfer, encumber or otherwise permit to become outstanding any shares of capital stock or voting securities or equity interests or securities convertible (whether currently convertible or convertible only after the passage of time of the occurrence of certain events) or exchangeable into, or exercisable for, any shares of its capital stock or other equity or voting securities, including any Company Securities or Company Subsidiary Securities, or any options, warrants, or other rights of any kind to acquire any shares of capital stock or other equity or voting securities, including any Company Securities or Company Subsidiary Securities;

(c)            sell, transfer, mortgage, encumber or otherwise dispose of any of its material properties or assets to any individual, corporation or other entity other than a wholly owned Subsidiary, or cancel, release or assign any indebtedness to any such person or any claims held by any such person, in each case other than (i) sales and dispositions of immaterial properties or assets in the ordinary course of business consistent with past practice or (ii) pursuant to contracts or agreements in force at the date of this Agreement and set forth on Section 5.02(c) of the Company Disclosure Schedule;

(d)            except for (i) foreclosures or acquisitions of control in a fiduciary or similar capacity or in satisfaction of debts previously contracted in good faith in the ordinary course of business consistent with past practice or (ii) such other acquisitions in the ordinary course of business consistent with past practice in amounts that do not exceed $50,000 individually or $100,000 in the aggregate, make any material investment in or acquisition of (whether by purchase of stock or securities, contributions to capital, property transfers, merger or consolidation, or formation of a joint venture or otherwise) any other person or the property or assets of any other person, in each case other than a wholly owned Subsidiary of Company;

(e)            in each case except for transactions in the ordinary course of business consistent with past practice, (i) terminate, materially amend, or waive any material provision of, or waive, release, compromise or assign any material rights or claims under, any Company Contract (or any contract entered into after the date hereof that would be a Company Contract if it were in effect on the date of this Agreement), or make any change in any instrument or agreement governing the terms of any of its securities, other than normal renewals of contracts without material adverse changes of terms with respect to Company, or (ii) enter into any contract that would constitute a Company Contract, if it were in effect on the date of this Agreement;

(f)             except as required by the terms (in effect as of the date hereof) of any Company Benefit Plan or by applicable law, (i) enter into, adopt, amend or terminate any employment agreement, offer letter, retention agreement, change in control or transaction bonus agreement, severance agreement or similar arrangement, other than entering into offer letters that do not contain severance or change in control provisions in the ordinary course of business consistent with past practice with respect to an employee hire who is not (and would not be) an executive officer or any employee reporting directly to an executive officer or who would not have a target annual compensation opportunity (base salary, target annual bonus and target long-term incentive opportunity) of $150,000 or more (each, a “Key Employee”), (ii) enter into, adopt, materially amend or terminate any Employee Benefit Plan or any Collective Bargaining Agreement, (iii) increase the compensation or benefits payable to any current or former employee, director or individual consultant, other than increases in base salary or wage rate to employees who are not Key Employees in connection with Company’s annual compensation reviews in the ordinary course of business consistent with past practice, (iv) pay or award, or accelerate the vesting of, any non-equity bonuses or incentive compensation, (v) grant or accelerate the vesting or payment of any equity-based compensation, (vi) fund any rabbi trust or similar arrangement, (vii) terminate the employment of any Key Employee, other than for cause, or (viii) hire any individual who would be a Key Employee;

(g)            settle any claim, suit, action or proceeding, except involving solely monetary remedies in an amount not in excess of $500,000 individually or $1,000,000 in the aggregate, and that would not impose any material restriction on, or create any adverse precedent that would be material to, the business of it or its Subsidiaries or the Surviving Corporation or to the receipt of regulatory approvals for the transactions contemplated hereby on a timely basis;

(h)            take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment;

(i)             amend its articles of incorporation, its bylaws or comparable governing documents of its Subsidiaries;

(j)             merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

(k)            other than in prior consultation with Parent, materially restructure or materially change its investment securities or derivatives portfolio or its interest rate exposure, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(l)             implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or applicable law, regulation or policies imposed by any Governmental Entity;

(m)             enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management, interest rate, fee pricing or other material banking or operating policies and other banking and operating, securitization and servicing policies (including any change in the maximum ratio or similar limits as a percentage of its capital exposure applicable with respect to its loan portfolio or any segment thereof), except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(n)            make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service, Loans or (ii) its investment securities portfolio, hedging practices and policies or its policies with respect to the classification or reporting of such portfolios, in each case except as required by law or requested by a Company Regulatory Agency;

(o)            (i) make, renew, restructure or otherwise modify any Loan other than Loans that are made, renewed, restructured or otherwise modified in the ordinary course of business consistent with past practice (excluding participations) or Loans that were previously acquired in the ordinary course of business consistent with past practice, in each case originated in compliance with Company’s and Company Bank Subsidiary’s internal loan policies and that have (A) in the case of unsecured Loans, a principal balance not in excess of $500,000, (B) in the case of secured Loans, a principal balance not in excess of $5,000,000 and (C) total exposure to the borrower and its affiliates not in excess of $7,000,000; (ii) except in the ordinary course of business, take any action that would result in any discretionary release of collateral or guarantees or otherwise restructure the respective amounts set forth in clause (i) above; (iii) enter into any Loan securitization or create any special purpose funding entity; or (iv) purchase or otherwise acquire any Loans from unaffiliated third parties (including any Loan participations), except for acquisitions in satisfaction of debts previously contracted in good faith. In the event that Parent’s prior written consent is required pursuant to clause (i) above, Parent shall use its commercially reasonable efforts to provide such consent within three (3) business days of any request by Company, and if Parent does not respond to a request for consent pursuant to this Section 5.02(o) within three (3) business days of having received such request together with the relevant Loan package, such non-response shall be deemed to constitute consent (provided that if Parent reasonably requests additional information from Company during such three (3)-business day period, such period shall be tolled and a new three (3)-business day period shall apply upon Parent’s receipt of the requested information from Company);

(p)            make, or commit to make, any capital expenditures that exceed the amounts set forth in Company’s capital expenditure budget set forth in Section 5.02(p) of the Company Disclosure Schedule;

(q)            make, change or revoke any material Tax election, change an annual Tax accounting period, adopt or change any material Tax accounting method, file any material amended Tax Return, enter into any closing agreement with respect to a material amount of Taxes, or settle any material Tax claim, audit, assessment or dispute or surrender any material right to claim a refund of Taxes; or

(r)             agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.02.

Section 5.03.      Forbearances of Parent. During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in the Parent Disclosure Schedule, as expressly contemplated or permitted by this Agreement or as required by law, Parent shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Company (such consent not to be unreasonably withheld, conditioned or delayed):

(a)            adjust, split, combine or reclassify any shares of Parent Common Stock;

(b)            take any action or knowingly fail to take any action where such action or failure to act could reasonably be expected to prevent or impede the Company Merger from qualifying for the Intended Tax Treatment;

(c)            amend its articles of incorporation or bylaws in a manner that would materially and adversely affect the holders of Company Common Stock, or adversely affect the holders of Company Common Stock relative to other holders of Parent Common Stock;

(d)            take any action that would reasonably be expected to adversely affect or delay the ability of either Parent or Company to obtain any necessary approvals of any Parent Regulatory Agency, Company Regulatory Agency or other Governmental Entity required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or to consummate the transactions contemplated hereby on a timely basis; or

(e)            agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.03.

Article 6
Additional Agreements

Section 6.01.      Regulatory Matters.

(a)            Promptly after the date of this Agreement, Company shall prepare the Proxy Statement, of which the Offering Circular will form a part, and use reasonable best efforts to file such Proxy Statement with the SEC within forty-five (45) days after the date of this Agreement. Each party agrees to cooperate with the other party, its legal, financial and accounting advisors, in the preparation of the Proxy Statement. Each party shall prepare and furnish to other parties such information relating to it and its directors, officers and shareholders and such party’s business and operations as may be reasonably required to comply with SEC rules and regulations or SEC staff comments in connection with the Proxy Statement, which information may be based on such party’s knowledge of and access to the information required for said document and advice of counsel with respect to SEC disclosure obligations. Company shall use reasonable best efforts to respond as promptly as practicable to any comments of the SEC staff with respect to the Proxy Statement, and Company shall cause the definitive Proxy Statement to be mailed to its shareholders as promptly as practicable after the date on which Company learns that the Proxy Statement will not be reviewed or that the SEC staff has no further comments thereon. Company shall as promptly as practicable notify Parent of the receipt of any written comments from the staff of the SEC relating to the Proxy Statement. If at any time prior to the receipt of the Requisite Company Vote, any party discovers any information that should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such party shall promptly notify the other parties and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be promptly filed by Company with the SEC and disseminated by Company to its shareholders. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Company shall furnish all information concerning Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action, which information may be based on Company’s knowledge of and access to the information requested and advice of counsel with respect to such permits and approvals.

(b)            The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, within forty-five (45) days of the date of this Agreement) prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, orders, approvals, waivers, non-objections and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Company Articles Amendment), and to comply with the terms and conditions of all such permits, consents, orders, approvals, waivers, non-objections and authorizations of all such third parties and Governmental Entities. Without limiting the generality of the foregoing, as soon as practicable and in no event later than forty-five (45) days after the date of this Agreement, Parent and Company shall, and shall cause their respective Subsidiaries to, each prepare and file any applications, notices and filings required to be filed with any bank regulatory agency in order to obtain the Requisite Regulatory Approvals. Parent and Company shall each use, and shall each cause their applicable Subsidiaries to use, reasonable best efforts to obtain each such Requisite Regulatory Approval as promptly as reasonably practicable. Parent and Company shall have the right to review and provide comments in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Company or Parent, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, orders, approvals, waivers, non-objections and authorizations of, and the filing of notices to, all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, and each party shall consult with the other in advance of any meeting or conference with any Governmental Entity in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Entity, give the other party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law; and provided that each party shall promptly advise the other party with respect to substantive matters that are addressed in any meeting or conference with any Governmental Entity which the other party does not attend or participate in, to the extent permitted by such Governmental Entity and applicable law. The parties’ obligations under this Section 6.01(b) are, in each case, subject to Laws relating to the exchange of information (including with respect to confidential supervisory information) and subject to necessary redactions relating to confidential or sensitive information. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all permits, consents, orders, approvals, waivers, non-objections and authorizations (and the expiration or termination of all statutory waiting periods in respect thereof) from (i) the FDIC under the Bank Merger Act, (ii) the OCC under the National Bank Act or the Change in Bank Control Act, (iii) the BFI of the VSCC and (iv) any Governmental Entity set forth in Section 3.04 or Section 4.04 the non-receipt of which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on the Surviving Corporation.

(c)            Each party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Entity with respect to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing contained in this Agreement shall be deemed to require Parent or any of its Subsidiaries, and neither Company nor any of its Subsidiaries shall be permitted (without the written consent of Parent), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, orders, approvals, waivers, non-objections and authorizations of Governmental Entities that would reasonably be expected to have a material adverse effect on the Surviving Corporation and its Subsidiaries after giving effect to the Merger (measured on a scale relative to Parent and its Subsidiaries, taken as a whole, without giving effect to the Merger (except in the case of any such actions, conditions or restrictions caused by or arising solely out of the separate business or operations of Company or its Subsidiaries prior to the Closing, in which case the standard shall be measured on a scale relative to Company and its Subsidiaries, taken as a whole, without giving effect to the Merger)) (a “Materially Burdensome Regulatory Condition”).

(d)            Parent and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders, and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement or any other statement, filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(e)            Parent and Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such approval will be materially delayed.

Section 6.02.      Access to Information; Confidentiality.

(a)            Upon reasonable notice and subject to applicable laws, each of Company and Parent, for the purposes of verifying the representations and warranties of the other and preparing for the Merger and the other matters contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the Representatives of the other party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records (or in the case of access by Company, all of the foregoing as reasonably requested, taking into account the circumstances of Company as a party to the transactions contemplated hereby), provided that such investigation or requests shall not interfere unnecessarily with normal operations of the party, and each shall cooperate with the other party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally, and, during such period, each of Company and Parent shall, and shall cause its Subsidiaries to, make available to the other party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that Company or Parent, as the case may be, is not permitted to disclose under applicable law), and (ii) all other information concerning its business, properties and personnel as such party may reasonably request in light of such party’s circumstances as a party to the transactions contemplated hereby. Neither Parent nor Company nor any of their respective Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Parent’s or Company’s, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

(b)            Each of Company and Parent shall hold all information furnished by or on behalf of the other party or any of such party’s Subsidiaries or Representatives pursuant to this Agreement in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated January 10, 2025, between Parent and Company (the “Confidentiality Agreement”).

(c)            No investigation by either of the parties or their respective Representatives shall affect or be deemed to modify or waive the representations, warranties, covenants and agreements of the other set forth herein. Nothing contained in this Agreement shall give either party, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

Section 6.03.      Shareholder Approval. Company shall call, give notice of, establish a record date for, convene and hold a meeting of its shareholders (the “Company Meeting”) to be held as soon as reasonably practicable after the Proxy Statement is mailed, for the purpose of obtaining (a) the Requisite Company Vote and (b) if so desired and mutually agreed, a vote upon other matters of the type customarily brought before a meeting of shareholders in connection with the approval of a merger agreement or the transactions contemplated thereby, and Company shall use its reasonable best efforts to cause such meeting to occur as soon as reasonably practicable. Subject to the remainder of this Section 6.03, Company and its Board of Directors shall use its reasonable best efforts to obtain from the shareholders of Company the Requisite Company Vote, including by communicating to the shareholders of Company its recommendation (and including such recommendation in the Proxy Statement) that the shareholders of Company approve the Company Articles Amendment, this Agreement and the transactions contemplated hereby (the “Company Board Recommendation”). Subject to the remainder of this Section 6.03, Company and its Board of Directors shall not (i) withhold, withdraw, modify or qualify in a manner adverse to Parent the Company Board Recommendation, (ii) fail to make the Company Board Recommendation in the Proxy Statement, (iii) adopt, approve, recommend or endorse an Acquisition Proposal or publicly announce an intention to adopt, approve, recommend or endorse an Acquisition Proposal, (iv) fail to publicly and without qualification (A) recommend against any Acquisition Proposal or (B) reaffirm the Company Board Recommendation, in each case within ten (10) business days (or such fewer number of days as remains prior to the Company Meeting) after an Acquisition Proposal is made public or any request by the other party to do so, or (v) publicly propose to do any of the foregoing (any of the foregoing a “Recommendation Change”). However, subject to Section 8.01 and Section 8.02, if the Board of Directors of Company, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Company Board Recommendation, the Board of Directors of Company may, prior to the receipt of the Requisite Company Vote, submit this Agreement to its shareholders without recommendation (although the resolutions approving this Agreement and the Company Articles Amendment as of the date hereof may not be rescinded or amended), in which event such Board of Directors may communicate the basis for such lack of recommendation to its shareholders in the Proxy Statement or an appropriate amendment or supplement thereto to the extent required by law; provided that such Board of Directors may not take any actions under this sentence unless it (A) gives Parent at least three (3) business days’ prior written notice of its intention to take such action and a reasonable description of the event or circumstances giving rise to its determination to take such action (including, in the event such action is taken in response to an Acquisition Proposal, the latest material terms and conditions and the identity of the third party in any such Acquisition Proposal, or any amendment or modification thereof, or describe in reasonable detail such other event or circumstances) and (B) at the end of such notice period, takes into account any amendment or modification to this Agreement proposed by Parent and, after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors, determines in good faith that it would nevertheless more likely than not result in a violation of its fiduciary duties under applicable law to make or continue to make the Company Board Recommendation. Any material amendment to any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of this Section 6.03 and will require a new notice period as referred to in this Section 6.03. Company shall not adjourn or postpone the Company Meeting, except that Company (1) shall be permitted to adjourn or postpone the Company Meeting to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Board of Directors of Company has determined in good faith after consultation with outside counsel is necessary under applicable law and for such supplemental or amended disclosure to be disseminated and reviewed by Company’s shareholders prior to the Company Meeting and (2) shall adjourn or postpone the Company Meeting up to two times, if, as of the time for which such meeting is originally scheduled there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of such meeting, or if on the date of such meeting Company has not received proxies representing a sufficient number of shares necessary to obtain the Requisite Company Vote; provided that, without the prior written consent of Parent, Company shall not adjourn or postpone the Company Meeting under this clause (2) for more than five (5) business days in the case of any individual adjournment or postponement or more than ten (10) business days in the aggregate. Notwithstanding anything to the contrary herein, unless this Agreement has been terminated in accordance with its terms, the Company Meeting shall be convened and this Agreement shall be submitted to the shareholders of Company at the Company Meeting, and nothing contained herein shall be deemed to relieve Company of such obligation.

Section 6.04.      Legal Conditions to Merger. Subject in all respects to Section 6.01 of this Agreement, each of Parent and Company shall, and shall cause its Subsidiaries to, use their reasonable best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article 7 hereof, to consummate the transactions contemplated by this Agreement, and (b) to obtain (and to cooperate with the other party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Company or Parent or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

Section 6.05.      Stock Exchange Listing. Parent shall cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.

Section 6.06.      Employee Matters.

(a)            For one year after the Effective Time, Parent shall provide to employees of Company and Company Subsidiaries who become employees of Parent or any Parent Subsidiary at the Effective Time (“Company Continuing Employees”) employee benefits on terms and conditions that are substantially comparable in the aggregate to those provided to similarly situated employees of Parent and any Parent Subsidiary.

(b)            Each Company Continuing Employee whose employment is involuntarily terminated other than for cause on or after the Effective Time but on or before the date that is nine (9) months following the Effective Time, excluding any employee who has a contractual or other legally binding arrangement providing for severance pay, shall be entitled to receive severance in accordance with Section 6.06(b) of the Company Disclosure Schedule.

(c)            With respect to any Parent Benefit Plan in which any Company Continuing Employees first become eligible to participate on or after the Closing Date, Parent or the Surviving Corporation shall use commercially reasonable efforts to: (i) waive all waiting periods and restrictions and exclusions for preexisting conditions and insurability with respect to participation and coverage requirements applicable to such employees and their eligible dependents under any such Parent Benefit Plans, except to the extent such waiting periods and restrictions and exclusions for preexisting conditions and insurability would apply under the analogous Company Benefit Plan immediately prior to the Closing Date; (ii) provide each such Company Continuing Employee and his or her eligible dependents with credit for any co-payments and deductibles paid prior to the Closing Date (or, if later, prior to the time such employee commenced participation in such Parent Benefit Plan) under such Parent Benefit Plan (to the same extent that such credit was given under the analogous Company Benefit Plan) in satisfying any applicable deductible or out-of-pocket requirements under any such Parent Benefit Plans; and (iii) recognize service of such employees with Company and the Company Subsidiaries to the same extent that such service was taken into account under the analogous Company Benefit Plan prior to the Closing Date; provided that the foregoing service recognition shall not apply to the extent it would result in duplication of benefits for the same period of services or for purposes of benefit accrual, paid time off, any Parent Benefit Plan that provides defined benefit or retiree welfare benefits, or any Parent Benefit Plan that is a frozen plan, either with respect to level of benefits or participation, or provides grandfathered benefits.

(d)            If directed in writing by Parent at least ten (10) business days prior to the Effective Time, Company shall terminate any Company Qualified Plan, in each case effective as of, and contingent upon, the Effective Time. In connection with the termination of such Company Qualified Plan, Parent shall permit each affected Company employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including all participant loans) in an amount equal to the eligible rollover distribution portion of the account balance distributed to each such affected employee from such plan to an “eligible retirement plan” (within the meaning of Section 401(a)(31) of the Code) of Parent or Parent Subsidiaries.

(e)            Nothing in this Agreement shall confer upon any employee, officer, director, consultant or other service provider of Company or any Company Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, Company, Parent or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend, or modify any Company Benefit Plan, Parent Benefit Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of Parent, the Surviving Corporation or any of their Subsidiaries or affiliates to amend, modify or terminate any particular Employee Benefit Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Without limiting the generality of Section 9.11, except as set forth in Section 6.07, nothing in this Agreement, express or implied, is intended to or shall confer upon any person not a party to this Agreement, including any current or former employee, officer, director or consultant of Parent or Company or any of their Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)             Prior to making any written communications to any service provider of Company or any Company Subsidiary pertaining to the treatment of compensation or benefits in connection with the transactions contemplated by this Agreement or employment with Parent following the Effective Time, Company or any Company Subsidiary shall provide Parent with a copy of the intended communication, and Parent shall have a reasonable period of time to review and approve the communication.

Section 6.07.      Indemnification; Directors’ and Officers’ Insurance.

(a)            From and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless and shall advance expenses as incurred, in each case to the fullest extent (subject to applicable law) permitted by the Company Articles, the Company Bylaws, the governing or organizational documents of any Subsidiary of Company and any indemnification agreements in existence as of the date hereof and disclosed in Section 6.07(a) of the Company Disclosure Schedule, each present and former director, officer or employee of Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Company Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising out of, or pertaining to, the fact that such person is or was a director, officer or employee of Company or any of its Subsidiaries and pertaining to matters existing or occurring at or prior to the Effective Time, including matters, acts or omissions occurring in connection with the approval of this Agreement and the transactions contemplated by this Agreement; provided, that in the case of advancement of expenses, any Company Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Company Indemnified Party is not entitled to indemnification.

(b)            For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors’ and officers’ liability insurance maintained by Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions that are no less advantageous to the insured) with respect to claims arising from facts or events which occurred at or before the Effective Time (including the approval of the transactions contemplated by this Agreement); provided that the Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the current annual premium paid as of the date hereof by Company for such insurance (the “Premium Cap”), and if such premiums for such insurance would at any time exceed the Premium Cap, then the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation’s good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Parent or Company, in consultation with, but only upon the consent of Parent, may (and at the request of Parent, Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6)-year “tail” policy under Company’s existing directors’ and officers’ insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap.

(c)            The provisions of this Section 6.07 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving entity of such consolidation or merger, or (ii) transfers all or substantially all of its assets or deposits to any other person or engages in any similar transaction, then in each such case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.07. The obligations of the Surviving Corporation, Parent and the Company under this Section 6.07 shall not be terminated or modified after the Effective Time in a manner so as to adversely affect the Company Indemnified Party or any other person entitled to the benefit of this Section 6.07 without the prior written consent of the affected Company Indemnified Party or affected person.

Section 6.08.      Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Parent, on the one hand, and a Subsidiary of Company, on the other hand) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by Parent.

Section 6.09.      Advice of Changes. Parent and Company shall each promptly advise the other party of any effect, change, event, circumstance, condition, occurrence or development (i) that has had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on it or (ii) that it believes would or would reasonably be expected to cause or constitute a material breach of any of its representations, warranties, obligations, covenants or agreements contained herein that reasonably could be expected to give rise, individually or in the aggregate, to the failure of a condition in Article 7; provided, that any failure to give notice in accordance with the foregoing with respect to any breach shall not be deemed to constitute a violation of this Section 6.09 or the failure of any condition set forth in Section 7.02 or 7.03 to be satisfied, or otherwise constitute a breach of this Agreement by the party failing to give such notice, in each case unless the underlying breach would independently result in a failure of the conditions set forth in Section 7.02 or 7.03 to be satisfied; and provided, further, that the delivery of any notice pursuant to this Section 6.09 shall not cure any breach of, or noncompliance with, any other provision of this Agreement or limit the remedies available to the party receiving such notice.

Section 6.10.      Dividends. After the date of this Agreement, each of Parent and Company shall coordinate with the other the declaration of any dividends in respect of Parent Common Stock and Company Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their shares of Company Common Stock and any shares of Parent Common Stock any such holder receives in exchange therefor in the Merger.

Section 6.11.      Shareholder Litigation. Each party shall give the other party prompt notice of any shareholder litigation against such party or its directors or officers relating to the transactions contemplated by this Agreement, and Company shall give Parent the opportunity to participate (at Parent’s expense) in the defense or settlement of any such litigation. Each party shall give the other the right to review and comment on all filings or responses to be made by such party in connection with any such litigation, and will in good faith take such comments into account. Company shall not agree to settle any such litigation without Parent’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, that Parent shall not be obligated to consent to any settlement which does not include a full release of Parent and its affiliates or which imposes an injunction or other equitable relief after the Effective Time upon the Surviving Corporation or any of its affiliates.

Section 6.12.      Corporate Governance. At the Effective Time, Parent shall invite each member of the Board of Directors of Company serving immediately prior to the Effective Time to serve as a member of a regional advisory board of directors of Parent in accordance with the terms set forth in Section 6.12 of the Company Disclosure Schedule. Membership on a regional advisory board of directors of Parent shall be conditional upon each director of Company executing an agreement, substantially in a form attached as Exhibit C hereto, providing, among other things, that such person will not engage in activities competitive with Parent until the later of the date that is two (2) years following the Effective Time or the date on which he or she ceases to be a member of a regional advisory board of directors of Parent.

Section 6.13.      Acquisition Proposals.

(a)            Company agrees that it will not, and will cause each of its Subsidiaries not to, and will use its reasonable best efforts to cause its and their respective officers, directors, employees, agents, advisors and representatives (collectively, “Representatives”) not to, directly or indirectly, (i) initiate, solicit, knowingly encourage or knowingly facilitate any inquiries or proposals with respect to any Acquisition Proposal, (ii) engage or participate in any negotiations with any person concerning any Acquisition Proposal, (iii) provide any confidential or nonpublic information or data to, have or participate in any discussions with any person relating to any Acquisition Proposal (except to notify a person that has made or, to the knowledge of Company, is making any inquiries with respect to, or is considering making, an Acquisition Proposal, of the existence of the provisions of this Section 6.13(a)) or (iv) unless this Agreement has been terminated in accordance with its terms, approve or enter into any term sheet, letter of intent, commitment, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other similar agreement (whether written or oral, binding or nonbinding) (other than a confidentiality agreement referred to and entered into in accordance with this Section 6.13) in connection with or relating to any Acquisition Proposal. Notwithstanding the foregoing, in the event that after the date of this Agreement and prior to the receipt of the Requisite Company Vote, Company receives an unsolicited bona fide written Acquisition Proposal that did not result from or arise in connection with a breach of this Section 6.13(a), Company may, and may permit its Subsidiaries and its and its Subsidiaries’ Representatives to, furnish or cause to be furnished confidential or nonpublic information or data and participate in such negotiations or discussions with the person making the Acquisition Proposal if the Board of Directors of Company concludes in good faith (after receiving the advice of its outside counsel and, with respect to financial matters, its financial advisors) that failure to take such actions would be more likely than not to result in a violation of its fiduciary duties under applicable law; provided, that, prior to furnishing any confidential or nonpublic information permitted to be provided pursuant to this sentence, Company shall have entered into a confidentiality agreement with the person making such Acquisition Proposal on terms no less favorable to it than the Confidentiality Agreement, which confidentiality agreement shall not provide such person with any exclusive right to negotiate with such party. Company will, and will cause its Representatives to, immediately cease and cause to be terminated any activities, discussions or negotiations conducted before the date of this Agreement with any person other than Parent with respect to any Acquisition Proposal. Company will promptly (within twenty-four (24) hours) advise Parent following receipt of any Acquisition Proposal or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, and the substance thereof (including the terms and conditions of and the identity of the person making such inquiry or Acquisition Proposal), will provide Parent with an unredacted copy of any such Acquisition Proposal and any draft agreements, proposals or other materials received in connection with any such inquiry or Acquisition Proposal, and will keep Parent apprised of any related developments, discussions and negotiations on a current basis, including any amendments to or revisions of the terms of such inquiry or Acquisition Proposal. Company shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements to which it or any of its Subsidiaries is a party in accordance with the terms thereof. As used in this Agreement, “Acquisition Proposal” shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third-party indication of interest in, (i) any acquisition or purchase, direct or indirect, of twenty-five percent (25%) or more of the consolidated assets of Company and its Subsidiaries or twenty-five percent (25%) or more of any class of equity or voting securities of Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such third party beneficially owning twenty-five percent (25%) or more of any class of equity or voting securities of Company or its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company, or (iii) a merger, consolidation, share exchange, business combination, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the issuance, acquisition or conversion of, or the disposition of, twenty-five percent (25%) or more of any class of equity or voting securities of Company or one or more of its Subsidiaries whose assets, individually or in the aggregate, constitute twenty-five percent (25%) or more of the consolidated assets of Company.

(b)            Nothing contained in this Agreement shall prevent Company or its Board of Directors from complying with Rule 14d-9 and Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal; provided, that such rules will in no way eliminate or modify the effect that any action pursuant to such rules would otherwise have under this Agreement.

Section 6.14.      Public Announcements. Company, Company Subsidiary Bank and Parent agree that the initial press release with respect to the execution and delivery of this Agreement shall be a release mutually agreed to by the parties. Thereafter, each of the parties agrees that no public release or announcement or statement concerning this Agreement or the transactions contemplated hereby shall be issued by any party without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except (i) as required by applicable law or the rules or regulations of any applicable Governmental Entity or stock exchange to which the relevant party is subject, in which case the party required to make the release or announcement shall consult with the other party about, and allow the other party reasonable time to comment on, such release or announcement in advance of such issuance or (ii) for such releases, announcements or statements that are consistent with other such releases, announcement or statements made after the date of this Agreement in compliance with this Section 6.14.

Section 6.15.      Change of Method. Company and Parent shall be empowered, upon their mutual agreement, at any time prior to the Effective Time, to change the method or structure of effecting the combination of Company, Company Subsidiary Bank and Parent (including the provisions of Article 1), if and to the extent Company and Parent both deem such change to be necessary, appropriate or desirable; provided that unless this Agreement is amended by agreement of each party in accordance with Section 9.01, no such change shall (i) alter or change the Merger Consideration provided for in this Agreement, (ii) adversely affect the Tax treatment of Company’s or Parent’s shareholders pursuant to this Agreement, (iii) adversely affect the Tax treatment of Company or Parent pursuant to this Agreement or (iv) materially impede or delay the consummation of the transactions contemplated by this Agreement in a timely manner. The parties agree to reflect any such change in an appropriate amendment to this Agreement executed by both parties in accordance with Section 9.01.

Section 6.16.      Takeover Statutes. Parent, Company, Company Subsidiary Bank and their respective Boards of Directors shall not take any action that would cause any Takeover Statute to become applicable to this Agreement, the Merger, or any of the other transactions contemplated hereby, and shall take all necessary steps to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and the members of its Board of Directors will grant such approvals and take such actions as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement, including, if necessary, challenging the validity or applicability of any such Takeover Statute.

Section 6.17.      Exemption from Liability Under Section 16(b). Company and Parent agree that, in order to most effectively compensate and retain Company Insiders, both prior to and after the Effective Time, it is desirable that Company Insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Company Common Stock or shares underlying Company Restricted Stock Awards into shares of Parent Common Stock in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 6.17. Company shall deliver to Parent in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Company subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Company Insiders”), and the Board of Directors of Parent and of Company, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause (in the case of Company) any dispositions of Company Common Stock or Company Restricted Stock Awards by the Company Insiders, and (in the case of Parent) any acquisitions of Parent Common Stock or Parent Equity Awards by any Company Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

Section 6.18.      Tax Cooperation. Parent and Company shall cooperate and use their respective reasonable best efforts in order for (i) Parent to receive the opinion described in Section 7.02(c) and (ii) Company to receive the opinion described in Section 7.03(c).

Section 6.19.      Assumption of Debt Obligations. At the Effective Time, Parent shall assume the due and punctual payment of the principal of and any premium and interest on Company’s 3.50% Fixed-to-Floating Rate Subordinated Notes due July 15, 2031, and the due and punctual performance of all covenants and conditions thereof on the part of Company to be performed or observed.

Section 6.20.      Commitments to the Community. Following the Effective Time, Parent will maintain similar levels of community involvement to those maintained by Parent and Company in their respective communities prior to the Effective Time.

Article 7
Conditions Precedent

Section 7.01.      Conditions to Each Party’s Obligation to Effect the Merger. The respective obligations of the parties to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a)            Shareholder Approval. This Agreement and the Company Articles Amendment shall have been approved by the shareholders of Company by the Requisite Company Vote.

(b)            NASDAQ Listing. The shares of Parent Common Stock that shall be issuable pursuant to this Agreement shall have been authorized for listing on NASDAQ, subject to official notice of issuance.

(c)            Regulatory Approvals. (i) All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, and (ii) in the case of the obligation of Parent to effect the Merger, no such Requisite Regulatory Approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

(d)            No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect. No law, statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal consummation of the Merger.

Section 7.02.      Conditions to Obligations of Parent. The obligation of Parent to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time, of the following conditions:

(a)            Representations and Warranties. The representations and warranties set forth in Section 3.02(a) and Section 3.08(a) (in each case after giving effect to the lead-in to Article 3) shall be true and correct (other than, in the case of Section 3.02(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). The representations and warranties set forth in Section 3.01(a), Section 3.01(b) (but only with respect to Company and Company Subsidiary Bank), Section 3.02(b) (but only with respect to Company and Company Subsidiary Bank), Section 3.03(a) and Section 3.07 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 3) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Company and Company Subsidiary Bank set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 3) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), except as has not had and would not reasonably be expected to have a Material Adverse Effect on Company or the Surviving Corporation. Parent shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to the foregoing effect.

(b)            Performance of Obligations of Company and Company Subsidiary Bank. Each of Company and Company Subsidiary Bank shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate dated as of the Closing Date and signed on behalf of Company by the Chief Executive Officer or the Chief Financial Officer of Company to such effect.

(c)            Federal Tax Opinion. Parent shall have received the opinion of Wachtell, Lipton, Rosen & Katz (or, if Wachtell, Lipton, Rosen & Katz is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm), in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and Company, reasonably satisfactory in form and substance to such counsel.

Section 7.03.      Conditions to Obligations of Company and Company Subsidiary Bank. The obligation of Company and Company Subsidiary Bank to effect the Merger is also subject to the satisfaction, or waiver by Company and Company Subsidiary Bank, at or prior to the Effective Time of the following conditions:

(a)            Representations and Warranties. The representations and warranties set forth in Section 4.02(a) and Section 4.08(a) (in each case, after giving effect to the lead-in to Article 4) shall be true and correct (other than, in the case of Section 4.02(a), such failures to be true and correct as are de minimis) in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). The representations and warranties set forth in Section 4.01(a), Section 4.01(b) (but only with respect to Parent), Section 4.02(b) (but only with respect to Parent), Section 4.03(a) and Section 4.07 (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 4) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date). All other representations and warranties of Parent set forth in this Agreement (read without giving effect to any qualification as to materiality or Material Adverse Effect set forth in such representations or warranties but, in each case, after giving effect to the lead-in to Article 4) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date, in which case as of such earlier date), except as has not had and would not reasonably be expected to have a Material Adverse Effect on Parent. Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to the foregoing effect.

(b)            Performance of Obligations of Parent. Parent shall have performed in all material respects the obligations, covenants and agreements required to be performed by it under this Agreement at or prior to the Closing Date, and Company shall have received a certificate dated as of the Closing Date and signed on behalf of Parent by the Chief Executive Officer or the Chief Financial Officer of Parent to such effect.

(c)            Federal Tax Opinion. Company shall have received the opinion of Troutman Pepper Locke LLP (or, if Troutman Pepper Locke LLP is unwilling or unable to issue the opinion, a written opinion of another nationally recognized law firm), in form and substance reasonably satisfactory to Company, dated as of the Closing Date, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Company Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel may require and rely upon representations contained in certificates of officers of Parent and Company, reasonably satisfactory in form and substance to such counsel.

Article 8
Termination and Amendment

Section 8.01.      Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Requisite Company Vote:

(a)            by mutual written consent of Parent and Company;

(b)            by either Parent or Company if any Governmental Entity that must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable, or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order, injunction, decree or other legal restraint or prohibition permanently enjoining or otherwise prohibiting or making illegal the consummation of the Merger, unless, in any such case, the failure to obtain a Requisite Regulatory Approval shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(c)            by either Parent or Company if the Merger shall not have been consummated on or before April 2, 2026 (the “Termination Date”), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the obligations, covenants and agreements of such party set forth herein;

(d)            by either Parent or Company (provided, that the terminating party is not then in material breach of any representation, warranty, obligation, covenant or other agreement contained herein) if there shall have been a breach of any of the obligations, covenants or agreements or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Company, in the case of a termination by Parent, or Parent, in the case of a termination by Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.02, in the case of a termination by Parent, or Section 7.03, in the case of a termination by Company, and which is not cured within forty-five (45) days following written notice to Company, in the case of a termination by Parent, or Parent, in the case of a termination by Company, or by its nature or timing cannot be cured during such period (or such fewer days as remain prior to the Termination Date);

(e)            by Parent, prior to the receipt of the Requisite Company Vote, if (i) Company or the Board of Directors of Company shall have made a Recommendation Change or (ii) Company or the Board of Directors of Company shall have breached its obligations under Section 6.03 or Section 6.13 in any material respect; or

(f)             by either Parent or Company, if the Requisite Company Vote shall not have been obtained upon a vote thereon taken at the Company Meeting (including any adjournment or postponement thereof).

Section 8.02.      Effect of Termination.

(a)            In the event of termination of this Agreement by either Parent or Company as provided in Section 8.01, this Agreement shall forthwith become void and have no effect, and none of Parent, Company, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Section 6.02(b) (Confidentiality), Section 6.14 (Public Announcements), this Section 8.02 and Article 9 (but, in the case of Section 9.12, only in respect of covenants that survive termination) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Company or Company Subsidiary Bank shall be relieved or released from any liabilities or damages arising out of its willful and material breach of any provision of this Agreement (including, in the case of Company, the loss of the premium offered to the shareholders of Company).

(b)

(i)            In the event that after the date of this Agreement and prior to the termination of this Agreement, a bona fide Acquisition Proposal shall have been communicated to or otherwise made known to the Board of Directors or senior management of Company or shall have been made directly to the shareholders of Company or any person shall have publicly announced (and not withdrawn at least two (2) business days prior to the Company Meeting) an Acquisition Proposal, in each case with respect to Company and (A) (x) thereafter this Agreement is terminated by either Parent or Company pursuant to Section 8.01(c) without the Requisite Company Vote having been obtained (and all other conditions set forth in Section 7.01 and Section 7.03 were satisfied or were capable of being satisfied prior to such termination), (y) thereafter this Agreement is terminated by Parent pursuant to Section 8.01(d) as a result of a willful breach or (z) thereafter this Agreement is terminated by either Parent or Company pursuant to Section 8.01(f), and (B) prior to the date that is twelve (12) months after the date of such termination, Company enters into a definitive agreement or consummates a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then Company shall, on the earlier of the date it enters into such definitive agreement and the date of consummation of such transaction, pay Parent, by wire transfer of same-day funds, a fee equal to $8,200,000 (the “Termination Fee”); provided, that for purposes of this Section 8.02(b)(i), all references in the definition of Acquisition Proposal to “twenty-five percent (25%)” shall instead refer to “fifty percent (50%).”

(ii)            In the event that this Agreement is terminated by (x) Parent pursuant to Section 8.01(e) or (y) either Parent or Company pursuant to Section 8.01(f) and at such time Parent could have terminated this Agreement pursuant to Section 8.01(e), then Company shall pay Parent, by wire transfer of same-day funds, the Termination Fee within two (2) business days of the date of termination.

(c)            Notwithstanding anything to the contrary herein, but without limiting the right of any party to recover liabilities or damages to the extent permitted herein, in no event shall Company be required to pay the Termination Fee more than once.

(d)            Company and Company Subsidiary Bank acknowledge that the agreements contained in this Section 8.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if Company fails promptly to pay the amount due pursuant to this Section 8.02, and, in order to obtain such payment, Parent commences a suit which results in a judgment against Company for the Termination Fee or any portion thereof, such non-paying party shall pay the costs and expenses of Parent (including attorneys’ fees and expenses) in connection with such suit. In addition, if Company fails to pay the amounts payable pursuant to this Section 8.02, then Company shall pay interest on such overdue amounts at a rate per annum equal to the “prime rate” published in the Wall Street Journal on the date on which such payment was required to be made for the period commencing as of the date that such overdue amount was originally required to be paid and ending on the date that such overdue amount is actually paid in full.

Article 9
General Provisions

Section 9.01.      Amendment. Subject to compliance with applicable law, this Agreement may be amended by the parties hereto at any time before or after the receipt of the Requisite Company Vote; provided that after the receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of Company, any amendment of this Agreement that requires such further approval under applicable law. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 9.02.      Extension; Waiver. At any time prior to the Effective Time, each of the parties hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of Parent, in the case of Company or Company Subsidiary Bank, or Company or Company Subsidiary Bank, in the case of Parent, (b) waive any inaccuracies in the representations and warranties of Parent, in the case of Company or Company Subsidiary Bank, or Company or Company Subsidiary Bank, in the case of Parent, contained herein or in any document delivered by such other party pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions for its benefit contained herein; provided that after the receipt of the Requisite Company Vote, there may not be, without further approval of the shareholders of Company, any extension or waiver of this Agreement or any portion thereof that requires such further approval under applicable law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if and to the extent set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 9.03.      Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, obligations, covenants and agreements in this Agreement (or in any certificate delivered pursuant to this Agreement) shall survive the Effective Time, except for Section 6.07 and for those other obligations, covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time.

Section 9.04.      Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense; provided that the costs, fees and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to Governmental Entities in connection with the Merger and the other transactions contemplated hereby shall be borne equally by Parent and Company.

Section 9.05.      Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided that no transmission error is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)            if to Company or Company Subsidiary Bank, to each of:

Old Point Financial Corporation
101 East Queen Street
Hampton, VA 23669
Attention:	Robert F. Shuford Jr.
Andrew Buxbaum
Email:	rshuford@oldpoint.com
abuxbaum@oldpoint.com

With a copy (which shall not constitute notice) to:

Troutman Pepper Locke LLP
1001 Haxall Point Suite 1500
Richmond, VA 23219
Attention:	Seth A. Winter
Gregory Parisi
E-mail:	seth.winter@troutman.com
gregory.parisi@troutman.com

     and

(b)             if to Parent, to each of:

G. Robert Aston, Jr.
Executive Chairman
TowneBank
6001 Harbour View Boulevard
Suffolk, VA 23425

John M. Oakey III, Esq.
EVP and Deputy Chief Legal Officer
TowneBank
800 East Canal Street, Suite 700
Richmond, VA 23219
Email: jay.oakey@townebank.net

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Matthew M. Guest
Eric M. Feinstein
E-mail:	mguest@wlrk.com
emfeinstein@wlrk.com

Section 9.06.      Interpretation. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “or” shall not be exclusive. References to “the date hereof” shall mean the date of this Agreement. As used in this Agreement, the “knowledge” of Company means the actual knowledge of any of the officers of Company listed on Section 9.06 of the Company Disclosure Schedule, and the “knowledge” of Parent means the actual knowledge of any of the officers of Parent listed on Section 9.06 of the Parent Disclosure Schedule. As used herein, (i) the term “person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (ii) an “affiliate” of a specified person is any person that directly or indirectly controls, is controlled by, or is under common control with, such specified person, (iii) the term “made available” means any document or other information that was (a) provided by one party or its Representatives to the other party and its Representatives at least one (1) day prior to the date hereof, (b) included in the virtual data room of a party at least one (1) day prior to the date hereof or (c) filed by Company with the SEC or Parent with the FDIC and publicly available on EDGAR or the FDIC’s website, as applicable, at least one (1) day prior to the date hereof and (iv) the term “business day” means any day other than a Saturday, a Sunday or a day on which banks in the Commonwealth of Virginia are authorized by law or executive order to be closed. Nothing contained herein shall require any party or person to take any action in violation of applicable law.

Section 9.07.      Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 9.08.      Entire Agreement. This Agreement (including the documents and instruments referred to herein) together with the Confidentiality Agreement constitutes the entire agreement among the parties and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 9.09.      Governing Law; Jurisdiction.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflicts of law principles.

(b)            Each party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.

Section 9.10.      Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.10.

Section 9.11.      Assignment; Third-Party Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. This Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except as otherwise specifically provided in Section 6.07. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto in accordance herewith without notice or liability to any other person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

Section 9.12.      Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

Section 9.13.      Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

Section 9.14.      Confidential Supervisory Information. Notwithstanding any other provision of this Agreement, no disclosure, representation or warranty shall be made (or other action taken) pursuant to this Agreement that would involve the disclosure of confidential supervisory information (including confidential supervisory information as defined in 12 C.F.R. § 261.2(b)(1) and as identified in 12 C.F.R. § 309.5(g)(8)) of a Governmental Entity by any party to this Agreement to the extent prohibited by applicable law. To the extent legally permissible, appropriate substitute disclosures or actions shall be made or taken under circumstances in which the limitations of the preceding sentence apply.

Section 9.15.      Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, Company, Company Subsidiary Bank and Parent have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

OLD POINT FINANCIAL CORPORATION

By:	/s/ Robert F. Shuford Jr.
	Name:	Robert F. Shuford Jr.
	Title:	Chairman, President & Chief Executive Officer

THE OLD POINT NATIONAL BANK OF PHOEBUS

By:	/s/ Robert F. Shuford Jr.
	Name:	Robert F. Shuford Jr.
	Title:	Chairman, President & Chief Executive Officer

TOWNEBANK

By:	/s/ G. Robert Aston, Jr.
	Name:	G. Robert Aston, Jr.
	Title:	Executive Chairman

[Signature Page to Agreement and Plan of Merger]

Exhibit A

Form of Company Support Agreement

[Attached]

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”), dated as of April 2, 2025, is entered into by and between TowneBank, a Virginia banking corporation (“Parent”), and the undersigned shareholder (the “Shareholder”) of Old Point Financial Corporation, a Virginia corporation (“Company”).

WHEREAS, subject to the terms and conditions of the Agreement and Plan of Merger (as the same may be amended, supplemented or modified, the “Merger Agreement”), dated as of the date hereof, by and among Parent, Company and The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Company (“Company Subsidiary Bank”), (i) Company will be merged with and into Parent and (ii) immediately thereafter and contemporaneously therewith, Company Subsidiary Bank will be merged with and into Parent (clauses (i) and (ii), together, the “Merger”), with Parent as the surviving corporation in the Merger;

WHEREAS, as of the date of this Agreement, the Shareholder owns beneficially or of record, and has the sole power to vote or direct the voting of, the shares of common stock, par value $5.00 per share, of Company (the “Common Stock”) as set forth on Schedule A hereto (all such shares, the “Existing Shares”), and owns beneficially or of record, and has the shared power to vote or direct the voting of, the shares of Common Stock as set forth on Schedule A hereto (the “Additional Shares”);

WHEREAS, the Board of Directors of each of Company and Company Subsidiary Bank has unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Articles Amendment, are in the best interests of Company and Company Subsidiary Bank and their respective shareholders, and declared that the Merger Agreement is advisable, and (ii) adopted the Merger Agreement and the Company Articles Amendment and approved the execution, delivery and performance by Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the Company Articles Amendment; and

WHEREAS, the Shareholder is supportive of the Merger Agreement and the transactions contemplated thereby, including the Merger and the Company Articles Amendment, and has determined that it is in his, her or its best interests to enter into this Agreement to provide for his, her or its support for the Merger Agreement and such transactions, and this Agreement is further a condition and inducement for Parent to enter into the Merger Agreement.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties hereto agree as follows:

1.	Definitions. Capitalized terms not defined in this Agreement have the meanings assigned to those terms in the Merger Agreement.

2.	Effectiveness; Termination. This Agreement shall be effective upon signing. This Agreement shall automatically terminate and be null and void and of no effect upon the earlier to occur of the following: (a) termination of the Merger Agreement for any reason in accordance with its terms or (b) the Effective Time; provided that (i) this Section 2 and Sections 12 through 19 hereof shall survive any such termination and (ii) such termination shall not relieve any party of any liability or damages resulting from any willful or material breach of any of its representations, warranties, covenants or other agreements set forth herein.

3.	Support Agreement. From the date hereof until the earlier of (a) the Closing or (b) the termination of the Merger Agreement in accordance with its terms (the “Support Period”), the Shareholder irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each postponement, recess, adjournment or continuation thereof) of Company’s shareholders, however called, and in connection with any written consent of Company’s shareholders, the Shareholder shall (i) appear at such meeting or otherwise cause all of the Shareholder’s Existing Shares and all other shares of Common Stock or voting securities over which the Shareholder has acquired, after the date hereof, beneficial or record ownership and the sole power to vote or direct the voting thereof (including any such shares of Common Stock acquired by means of purchase, dividend or distribution, or issued upon the exercise of any stock options to acquire Common Stock, vesting of any Company Restricted Stock Awards or the conversion of any convertible securities, or pursuant to any other equity awards or derivative securities or otherwise) (together with the Existing Shares, but subject to the exclusion set forth in the final sentence of this Section 3, the “Shares”), as of the applicable record date, to be counted as present thereat for purposes of calculating a quorum, and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all such Shares (A) in favor of the approval of the Merger Agreement and the Company Articles Amendment, (B) in favor of any proposal to adjourn or postpone such meeting of Company’s shareholders to a later date if there are not sufficient votes to approve the Merger Agreement or the Company Articles Amendment, (C) against any Acquisition Proposal, and (D) against any action, proposal, transaction, agreement or amendment of the Company Articles or Company Bylaws, in each case of this clause (D), which would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company contained in the Merger Agreement, or of the Shareholder contained in this Agreement or (2) prevent, impede, delay, interfere with, postpone, discourage or frustrate the purposes of or adversely affect the consummation of the transactions contemplated by the Merger Agreement, including the Merger and the Company Articles Amendment. The Shareholder agrees to exercise all voting or other determination rights the Shareholder has in any trust or other legal entity to carry out the intent and purposes of the Shareholder’s obligations in this paragraph and otherwise set forth in this Agreement. The Shareholder represents, covenants and agrees that, except for this Agreement, the Shareholder (x) has not entered into, and shall not enter into during the Support Period, any support or voting agreement or voting trust or similar agreement with respect to the Shares that would be inconsistent with the Shareholder’s obligations under this Agreement and (y) has not granted, and shall not grant during the Support Period, a proxy, consent or power of attorney with respect to the Shares, except any proxy to carry out the intent of and the Shareholder’s obligations under this Agreement and any revocable proxy granted to officers or directors of Company at the request of the Company Board of Directors in connection with election of directors or other routine matters at any annual or special meeting of the Company shareholders. The Shareholder represents, covenants and agrees that he, she or it has not entered into and will not enter into any agreement or commitment with any person the effect of which would be inconsistent with or otherwise violate any of the provisions and agreements set forth herein; provided that nothing in this sentence will prohibit any Permitted Transfer. With respect to the Additional Shares and any other shares of Common Stock over which the Shareholder has shared voting power, the Shareholder shall exercise his, her or its individual voting power over such shares, to the extent within his, her or its control, in a manner consistent with the Shareholder’s voting obligations under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to exercise their voting power accordingly. For the purposes of this Agreement, the term “Shares” shall not include any securities beneficially owned by Shareholder as a trustee or fiduciary for the benefit of a person other than the Shareholder.

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4.	Non-Solicitation. The Shareholder hereby agrees, and agrees to cause his, her or its controlled Affiliates (which, for the avoidance of doubt, does not include Company or any of its Subsidiaries) and his, her or its and their respective Representatives not to, take any action which, were it taken by Company or its Representatives, would violate Section 6.13 of the Merger Agreement, it being understood that any action in compliance with Section 6.13 of the Merger Agreement shall not be deemed a breach by the Shareholder of this Section 4.

5.	Transfer Restrictions Prior to the Merger. The Shareholder hereby agrees that the Shareholder will not, from the date hereof until the earlier of (a) the end of the Support Period and (b) approval of the Merger Agreement and the Company Articles Amendment by the shareholders of Company by the Requisite Company Vote, directly or indirectly, offer for sale, sell, transfer, assign, give, convey, tender in any tender or exchange offer, pledge, encumber, hypothecate or dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily, enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, conveyance, hypothecation or other transfer or disposition of, any of the Shares, or any legal or beneficial interest therein, whether or not for value and whether voluntary or involuntary or by operation of law (any of the foregoing, a “Transfer”); provided, that the Shareholder may Transfer Shares (i) to any of its Affiliates, (ii) to any other Person to whom Parent has consented with respect to a Transfer by the Shareholder in advance in writing, (iii) to (A) any Family Member (as defined below) of the Shareholder or to a trust solely for the benefit of the Shareholder and/or any Family Member of the Shareholder or (B) upon the death of the Shareholder pursuant to the terms of any trust or will of the Shareholder or by the applicable laws of intestate succession; provided that (x) in the case of clause (i), such Affiliate shall remain an Affiliate of the Shareholder at all times following such Transfer and (y) in the case of clauses (i), (ii) and (iii), so long as the transferee, prior to the date of Transfer, agrees in a signed writing to be bound by and comply with the provisions of this Agreement with respect to such Transferred Shares, and the Shareholder provides at least three (3) business days’ prior written notice (or in the case of a Transfer pursuant to clause (iii)(B), as promptly as reasonably practicable after such Transfer) (which shall include the written consent of the transferee in form reasonably acceptable to Parent agreeing to be bound by and comply with the provisions of this Agreement) to Parent, in which case the Shareholder (except in the case of the Shareholder’s death) shall remain responsible for any breach of this Agreement by such transferee and (iv) to the extent set forth on Schedule B hereto (any Transfer permitted in accordance with this Section 5, a “Permitted Transfer”). In the event of any Transfer that would qualify as a Permitted Transfer under more than one of clauses (i) through (iv), the Shareholder may elect the clause to which such Transfer is subject for purposes of complying with this Agreement. As used in this Agreement, the term “Family Member” means (I) Shareholder and Shareholder’s spouse, individually, (II) any descendant, niece or nephew of Shareholder or Shareholder’s spouse, (III) any charitable organization created and primarily funded by any one or more individuals described in the foregoing (I) or (II), (IV) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the primary benefit of any one or more individuals or organizations described in the foregoing (I), (II) or (III), and (V) any corporation, partnership, limited liability company or other business organization controlled by and substantially all of the interests in which are owned, directly or indirectly, by any one or more individuals or organizations named or described in the foregoing (I), (II), (III) or (IV). With respect to the Additional Shares and any other shares of Common Stock over which the Shareholder has shared disposition power, the Shareholder agrees to exercise Shareholder’s individual disposition power over such shares, to the extent within his, her or its control, in a manner consistent with the Shareholder’s restrictions on Transfer under this Agreement with respect to the Shares, it being understood that the Shareholder shall not have the power to cause other persons to restrict their disposition power accordingly.[1]

1 Support agreement with PL Capital to include cash election provision.

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6.	Representations of the Shareholder. The Shareholder represents and warrants as follows: (a) the Shareholder has full legal right, capacity and authority to execute and deliver this Agreement, to perform the Shareholder’s obligations hereunder and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a valid and legally binding agreement of the Shareholder, enforceable against the Shareholder in accordance with its terms, and no other action is necessary to authorize the execution and delivery of this Agreement by the Shareholder or the performance of the Shareholder’s obligations hereunder; (c) the execution and delivery of this Agreement by the Shareholder does not, and the consummation of the transactions contemplated hereby and the compliance with the provisions hereof will not, conflict with or violate any law or result in any breach of or violation of, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Shares pursuant to, any agreement or other instrument or obligation binding upon the Shareholder or the Shares, nor require any authorization, consent or approval of, or filing with, any Governmental Entity (other than an amendment to such Shareholder’s Schedule 13D or 13G filed with the SEC, if applicable); (d) the Shareholder beneficially owns and has the sole power to vote or direct the voting of the Shares, including all of the Shareholder’s Existing Shares as set forth on, and in the amounts set forth on, Schedule A hereto, which as of the date hereof constitute all of the shares of Common Stock beneficially owned by the Shareholder and over which the Shareholder, directly or indirectly, has sole voting and dispositive authority; (e) the Shareholder beneficially owns the Shareholder’s Existing Shares as set forth on Schedule A hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (other than any restrictions created by this Agreement, or under applicable federal or state securities laws, or disclosed on the Shareholder’s Schedule 13D or 13G filed with the SEC, if applicable); and (f) the Shareholder has read and is familiar with the terms of the Merger Agreement and the other agreements and documents contemplated herein and therein. The Shareholder agrees that the Shareholder shall not take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing, impairing, delaying or adversely affecting the performance by the Shareholder of the Shareholder’s obligations under this Agreement; provided that nothing in this sentence will prohibit any Permitted Transfer. As used in this Agreement, the terms “beneficial owner,” “beneficially own” and “beneficial ownership” shall have the meaning set forth in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

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7.	Publicity. The Shareholder hereby authorizes Company and Parent to publish and disclose in any announcement or disclosure in connection with the Merger, including in the Proxy Statement, the Offering Circular or any other filing with any Governmental Entity made in connection with the Merger, the Shareholder’s identity and ownership of the Shareholder’s Shares, the nature of the Shareholder’s obligations under this Agreement and such other information required in connection with such disclosure; provided that, prior to any such announcement or disclosure, as well as any other disclosure that references the Shareholder (individually or as part of a group), Company and/or Parent, as applicable, shall use commercially reasonable efforts to provide the Shareholder with the opportunity to review and comment on any references to the Shareholder generally in such announcement or disclosure and consider such comments in good faith. The Shareholder agrees to notify Parent as promptly as practicable of any inaccuracies or omissions in any information relating to the Shareholder that is so published or disclosed. The Shareholder shall not be permitted to make any public statement to the effect that Shareholder does not, or that other shareholders of the Company should not, support the Merger Agreement or the transactions contemplated thereby.

8.	Stock Dividends, Etc. In the event of any change in the Common Stock by reason of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution, merger or other similar change in capitalization, the terms “Existing Shares” and “Additional Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

9.	Entire Agreement. This Agreement and, to the extent referenced herein, the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Nothing in this Agreement shall, or shall be construed or deemed to, constitute a Transfer of any Shares or Additional Shares or any legal or beneficial interest in or voting or other control over any of the Shares or Additional Shares or as creating or forming a “group” for purposes of the Exchange Act, and all rights, ownership and benefits of and relating to the Shares shall remain vested in and belong to the Shareholder, subject to the agreements of the parties set forth herein. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or other like relationship between the parties.

10.	Assignment; Third-Party Beneficiaries. This Agreement shall not be assigned by operation of law or otherwise and, except as provided herein, shall be binding upon and inure solely to the benefit of each party hereto and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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11.	Remedies/Specific Enforcement. Each of the parties hereto agrees that this Agreement is intended to be legally binding and specifically enforceable pursuant to its terms and that each party would be irreparably harmed if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in the event of any breach or threatened breach by any party of any provision contained in this Agreement, in addition to any other remedy to which the other parties may be entitled whether at law or in equity (including monetary damages), each other party shall be entitled to injunctive relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions hereof, and each party hereby waives any defense in any action for specific performance or an injunction or other equitable relief that a remedy at law would be adequate. Each party further agrees that no party shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this paragraph, and each party irrevocably waives any right such party may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.	Governing Law; Jurisdiction; Venue. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Virginia, without regard to any applicable conflict of law principles. Each of the parties hereto agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the Commonwealth of Virginia (the “Chosen Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 13.

13.	Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, by e-mail transmission (provided that no transmission error is received), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation), if to the Shareholder, to his, her or its address set forth on the signature pages hereto, and if to Parent, to the following addresses (or at such other address for a party as shall be specified by like notice):

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G. Robert Aston, Jr.
Executive Chairman
TowneBank
6001 Harbour View Boulevard
Suffolk, VA 23425

John M. Oakey III, Esq.
EVP and Deputy Chief Legal Officer
TowneBank
800 East Canal Street, Suite 700
Richmond, VA 23219
Email: jay.oakey@townebank.net

With a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Matthew M. Guest
Eric M. Feinstein
E-mail:	mguest@wlrk.com
emfeinstein@wlrk.com

14.	Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

15.	Amendments; Waivers. Any provision of this Agreement may be amended, modified or waived if, and only if, such amendment, modification or waiver is in writing and signed (a) in the case of an amendment or modification, by Parent and the Shareholder, and (b) in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

16.	Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY LAW AT THE TIME OF INSTITUTION OF THE APPLICABLE LITIGATION, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) THE PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (III) THE PARTY MAKES THIS WAIVER VOLUNTARILY; AND (IV) THE PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 16.

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17.	No Representative Capacity. Notwithstanding anything to the contrary herein, this Agreement applies solely to the Shareholder in the Shareholder’s capacity as a shareholder of Company, and, to the extent the Shareholder serves as a member of the board of directors or as an officer of Company, nothing in this Agreement shall limit or affect any actions or omissions taken by the Shareholder in the Shareholder’s capacity as a director or officer and not as a shareholder.

18.	Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

19.	Delivery by Electronic Transmission. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by e-mail delivery of a “.pdf” format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the e-mail delivery of a “.pdf” format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

[Signature pages follow]

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IN WITNESS WHEREOF, this Agreement has been duly executed by the parties and is effective as of the date first set forth above:

TOWNEBANK
By:
	Name:	G. Robert Aston, Jr.
	Title:	Executive Chairman

SHAREHOLDER:2

Name:

Address for Notices:

[●]

2 Shareholder is executing this Agreement in all capacities in which the Shareholder has, or may in the future have, voting and/or disposition power with respect to shares of Common Stock.

Schedule A

Existing Share Information

Name of Holder	Existing Shares

Additional Share Information 3

Name of Holder	Additional Shares

3 Based on best available information as of March 31, 2025.

Schedule B

Permitted Transfers

1.  Sales to satisfy any Tax liability incurred by the Shareholder in respect of vesting of Company Restricted Stock Awards held by Shareholder.

Exhibit B

Plan of Merger

[Attached]

PLAN OF MERGER
AMONG
TOWNEBANK
OLD POINT FINANCIAL CORPORATION
AND
The Old Point National Bank of Phoebus

Pursuant to this Plan of Merger (“Plan of Merger”), Old Point Financial Corporation, a Virginia corporation (“Company”), and The Old Point National Bank of Phoebus, a nationally chartered banking association and wholly owned subsidiary of Company (“Company Subsidiary Bank”), shall merge with and into TowneBank, a Virginia banking corporation (“Parent”).

Article 1
Terms of the Merger

Subject to the terms and conditions of the Agreement and Plan of Merger, dated as of April 3, 2025, by and among Parent, Company and Company Subsidiary Bank (the “Agreement”), at the Effective Time (as defined herein), Company and Company Subsidiary Bank shall be merged with and into Parent (the “Merger”) in accordance with the provisions of the Virginia Stock Corporation Act (the “VSCA”) and applicable law, and with the effect set forth in the applicable provisions of the VSCA, Section 6.2-822.C of the Code of Virginia and applicable law. The separate corporate existence of Company and Company Subsidiary Bank thereupon shall cease, and Parent shall be the surviving corporation in the Merger (hereinafter sometimes referred to in such capacity as the “Surviving Corporation”). The Merger shall become effective on such date and time as specified in the filed articles of merger meeting the requirements of Section 13.1-720 of the VSCA, including the Plan of Merger, with the Virginia State Corporation Commission (“VSCC”) or at such later time as shall be provided by applicable law (the “Effective Time”).

Article 2
Merger Consideration; Exchange Procedures

2.1            Conversion of Company Common Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company or Company Subsidiary Bank or their respective shareholders:

(a)          Subject to Section 2.4, Section 2.5 and Section 2.7(e), each share of the common stock, par value $5.00 per share, of Company issued and outstanding immediately prior to the Effective Time (the “Company Common Stock”), except for shares of Company Common Stock owned by Company (in each case other than shares of Company Common Stock (x) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (y) held, directly or indirectly, by Company in respect of debts previously contracted), shall be converted into the right to receive the following, without interest:

(i)          For each share of Company Common Stock with respect to which an election to receive cash (a “Cash Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.5 (collectively, the “Cash Election Shares”), an amount in cash equal to the Per Share Cash Consideration (the “Cash Consideration”);

(ii)          For each share of Company Common Stock with respect to which an election to receive Parent Common Stock (a “Stock Election”) has been effectively made and not revoked or deemed revoked pursuant to Section 2.5 (collectively, the “Stock Election Shares”), a number of shares of common stock, par value $1.667, of Parent (the “Parent Common Stock”), equal to the Exchange Ratio (as defined herein) (the “Stock Consideration”); and

(iii)          For each share of Company Common Stock other than shares as to which a Cash Election or a Stock Election has been effectively made and not revoked or deemed revoked pursuant to Section 2.5 (collectively the “Non-Election Shares”), the right to receive such Stock Consideration or Cash Consideration as is determined in accordance with Section 2.4.

(b)          For purposes of this Plan of Merger, the following terms shall have the following meanings:

(i)          The “Exchange Ratio” means 1.14.

(ii)          The “Merger Consideration” means the Cash Consideration and/or Stock Consideration described in Section 2.1(a), as applicable.

(iii)          The “Per Share Cash Consideration” means $41.00.

(c)          All of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an “Old Certificate,” it being understood that any reference herein to “Old Certificate” shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Common Stock) previously representing any such shares of Company Common Stock shall thereafter represent only the right to receive (i) the Cash Consideration and/or the Stock Consideration which the holder thereof shall have become entitled to receive in accordance with, and subject to, Section 2.1(a), (ii) cash in lieu of fractional shares which the holder thereof shall have become entitled to receive pursuant to Section 2.7(e) and (iii) any dividends or distributions which the holder thereof shall have become entitled to receive pursuant to Section 2.7(b), in each case, without any interest thereon. If, prior to the Effective Time, the outstanding shares of Parent Common Stock or Company Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split or reverse stock split, or there shall be any extraordinary dividend or distribution, an appropriate and proportionate adjustment shall be made to the Merger Consideration to give Parent and the holders of Company Common Stock the same economic effect as contemplated by this Plan of Merger prior to such event; provided that nothing contained in this sentence shall be construed to permit Company or Parent to take any action with respect to its securities or otherwise that is prohibited by the terms of the Agreement.

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(d)          Notwithstanding anything in this Plan of Merger to the contrary, at the Effective Time, all shares of Company Common Stock that are owned by Company (in each case other than shares of Company Common Stock (i) held in trust accounts, managed accounts, mutual funds and the like, or otherwise held in a fiduciary or agency capacity that are beneficially owned by third parties or (ii) held, directly or indirectly, by Company in respect of debts previously contracted) shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.

2.2            Company Subsidiary Bank Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company or Company Subsidiary Bank or their respective shareholders, each share of common stock, par value $5.00 per share, of Company Subsidiary Bank, issued and outstanding immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

2.3            Parent Stock.

At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Company or Company Subsidiary Bank or their respective shareholders, each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of Parent Common Stock and shall not be affected by the Merger; it being understood that upon the Effective Time, the Parent Common Stock, including the shares issued to former holders of Company Common Stock, shall be the common stock of the Surviving Corporation.

2.4            Proration.

(a)          Notwithstanding any other provision contained in this Plan of Merger, the total number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards (as defined herein), but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) to be entitled to receive the Stock Consideration pursuant to Section 2.1(a) shall be equal to (i) no less than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.5 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) (the “Minimum Stock Conversion Number”) and (ii) no more than the product (rounded down to the nearest whole share) obtained by multiplying (x) 0.6 by (y) the total number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time (including for these purposes the shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) (the “Maximum Stock Conversion Number”). All other shares of Company Common Stock entitled to receive the Merger Consideration pursuant to Section 2.1(a) (including shares subject to Company Restricted Stock Awards, but excluding the shares of Company Common Stock to be cancelled as provided in Section 2.1(d)) shall be converted into the right to receive the Cash Consideration.

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(b)          Promptly (and in any event no later than five (5) business days) after the Effective Time, Parent shall cause the Exchange Agent (as defined herein) to effect the allocation among holders of Company Common Stock and Company Restricted Stock Awards of rights to receive the Cash Consideration and the Stock Consideration as follows:

(i)          If the aggregate number of shares of Company Common Stock (including shares subject to Company Restricted Stock Awards) with respect to which Stock Elections shall have been made (the “Stock Election Number”) is no less than the Minimum Stock Conversion Number but no more than the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration;

(ii)          If the Stock Election Number exceeds the Maximum Stock Conversion Number, then all Cash Election Shares and all Non-Election Shares shall be converted into the right to receive the Cash Consideration, and Stock Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Stock Election Shares equal to the product obtained by multiplying
(A) the number of Stock Election Shares held by such holder by (B) a fraction, the numerator of which is the Maximum Stock Conversion Number and the denominator of which is the Stock Election Number (with the Exchange Agent to determine, consistent with Section 2.4(a), whether fractions of Stock Election Shares shall be rounded up or down), with the remaining number of such holder’s Stock Election Shares being converted into the right to receive the Cash Consideration; and

(iii)          If the Stock Election Number is less than the Minimum Stock Conversion Number (the amount by which the Minimum Stock Conversion Number exceeds the Stock Election Number being referred to herein as the “Shortfall Number”), then all Stock Election Shares shall be converted into the right to receive the Stock Consideration and the Non-Election Shares and Cash Election Shares shall be treated in the following manner:

(A)          If the Shortfall Number is less than or equal to the number of Non-Election Shares, then all Cash Election Shares shall be converted into the right to receive the Cash Consideration, and the Non-Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Non-Election Shares equal to the product obtained by multiplying (x) the number of Non-Election Shares held by such holder by (y) a fraction, the numerator of which is the Shortfall Number and the denominator of which is the total number of Non-Election Shares (with the Exchange Agent to determine, consistent with Section 2.4(a), whether fractions of Non-Election Shares shall be rounded up or down), with the remaining number of such holder’s Non-Election Shares being converted into the right to receive the Cash Consideration; or

(B)          If the Shortfall Number exceeds the number of Non-Election Shares, then all Non-Election Shares shall be converted into the right to receive the Stock Consideration, and Cash Election Shares of each holder thereof shall be converted into the right to receive the Stock Consideration in respect of that number of Cash Election Shares equal to the product obtained by multiplying (x) the number of Cash Election Shares held by such holder by (y) a fraction, the numerator of which is the amount by which the Shortfall Number exceeds the total number of Non-Election Shares, and the denominator of which is the total number of Cash Election Shares (with the Exchange Agent to determine, consistent with Section 2.4(a), whether fractions of Cash Election Shares shall be rounded up or down), with the remaining number of such holder’s Cash Election Shares being converted into the right to receive the Cash Consideration.

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2.5            Election Procedures.

Each holder of record of shares of Company Common Stock and Company Restricted Stock Awards to be converted into the right to receive the Cash Consideration and/or the Stock Consideration in accordance with, and subject to, Section 2.1(a) (a “Holder”) shall have the right, subject to the limitations set forth in this Article 2 and except as otherwise may be agreed by such Holder and Parent, to submit an election in accordance with the following procedures:

(a)          Each Holder may specify in a request made in accordance with the provisions of this Section 2.5 (herein called an “Election”) (i) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Stock Election and (ii) the number of shares of Company Common Stock owned by such Holder (or subject to such Company Restricted Stock Awards) with respect to which such Holder desires to make a Cash Election.

(b)          Parent shall prepare a form reasonably acceptable to Company, including appropriate and customary transmittal materials in such form as prepared by Parent and reasonably acceptable to Company (the “Form of Election”), so as to permit Holders to exercise their right to make an Election, and shall make such form available to Company for review not less than five (5) business days prior to its first distribution to Holders.

(c)          Parent (i) shall initially make available and mail the Form of Election not less than twenty (20) business days prior to the anticipated Election Deadline (as defined herein) to Holders of record as of the business day prior to such mailing date, and (ii) following such mailing date, shall use all reasonable efforts to make available as promptly as possible a Form of Election to any shareholder or holder of Company Restricted Stock Awards who requests such Form of Election prior to the Election Deadline. The time period between such mailing date and the Election Deadline is referred to herein as the “Election Period”.

(d)          Any Election shall have been made properly only if the Exchange Agent shall have received, during the Election Period, a Form of Election properly completed and signed (including duly executed transmittal materials included in the Form of Election) and accompanied by any Old Certificates representing all certificated shares to which such Form of Election relates or by an appropriate customary guarantee of delivery of such Old Certificates, as set forth in such Form of Election, from a member of any registered national securities exchange or a commercial bank or trust company in the United States. As used herein, unless otherwise agreed in advance by the parties, “Election Deadline” means 5:00 p.m. local time (in the city in which the principal office of the Exchange Agent is located) on the date which the parties shall agree is as near as practicable to two (2) business days preceding the closing date of the Merger. The parties shall cooperate to issue a press release reasonably satisfactory to each of them announcing the date of the Election Deadline not more than fifteen (15) business days prior to, and at least five (5) business days prior to, the Election Deadline.

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(e)          Any Holder may, at any time during the Election Period, change or revoke his or her Election by written notice to the Exchange Agent prior to the Election Deadline accompanied by a properly completed and signed revised Form of Election. If any Election is not properly made with respect to any shares of Company Common Stock or any shares subject to Company Restricted Stock Awards (none of Parent, Company nor the Exchange Agent being under any duty to notify any Holder of any such defect), such Election shall be deemed to be not in effect, and the shares of Company Common Stock or any shares subject to Company Restricted Stock Awards covered by such Election shall, for purposes hereof, be deemed to be Non-Election Shares, unless a proper Election is thereafter timely made.

(f)          Any Holder may, at any time during the Election Period, revoke his or her Election by written notice received by the Exchange Agent prior to the Election Deadline or by withdrawal prior to the Election Deadline of his or her Old Certificates, or of the guarantee of delivery of such Old Certificates, previously deposited with the Exchange Agent. All Elections shall be automatically deemed revoked upon receipt by the Exchange Agent of written notification from the parties that this Plan of Merger has been terminated in accordance with the terms hereof.

(g)          Subject to the terms of this Plan of Merger and the Form of Election, Parent, in the exercise of its reasonable, good-faith discretion, shall have the right to make all determinations, not inconsistent with the terms of this Plan of Merger, governing the validity of the Forms of Election and compliance by any Holder with the Election procedures set forth herein.

2.6            Parent to Make Consideration Available.

At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by Parent and reasonably acceptable to Company (the “Exchange Agent”), for exchange in accordance with this Article 2 for the benefit of the holders of Old Certificates, (a) evidence in book-entry form representing shares of Parent Common Stock sufficient to deliver the aggregate Stock Consideration to be issued pursuant to Section 2.1(a), and (b) cash in an amount sufficient to pay (i) the aggregate Cash Consideration payable pursuant to Section 2.1(a) and (ii) cash in lieu of any fractional shares to be paid pursuant to Section 2.7(e) (such cash and shares of Parent Common Stock described in the foregoing clauses (a) and (b), together with any dividends or distributions with respect thereto payable in accordance with Section 2.7(b), being referred to herein as the “Exchange Fund”). The Exchange Agent shall invest any cash included in the Exchange Fund as directed by Parent, provided that such investments shall be in obligations of or guaranteed by the United States of America and backed by the full faith and credit of the United States of America or in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively, and provided further that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent.

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2.7            Exchange Procedures.

(a)          As promptly as practicable after the Effective Time, but in no event later than five (5) business days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of one or more Old Certificates representing shares of Company Common Stock immediately prior to the Effective Time that have been converted at the Effective Time into the right to receive the applicable Merger Consideration pursuant to Section 2.1(a) and that has not theretofore submitted its Old Certificates with a Form of Election, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery of the Old Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Stock Consideration and/or the Cash Consideration and any cash in lieu of fractional shares which the shares of Company Common Stock represented by such Old Certificate or Old Certificates shall have been converted into the right to receive pursuant to this Plan of Merger, as well as any dividends or distributions to be paid pursuant to Section 2.7(b) (such materials and instructions to include customary provisions with respect to delivery of an “agent’s message” with respect to book-entry shares). From and after the Effective Time and the completion of the allocation procedure set forth in Section 2.4, upon proper surrender of an Old Certificate or Old Certificates for exchange and cancellation to the Exchange Agent (it being understood that no certificates shall be required to be delivered for shares of Company Common Stock held in book-entry at the Effective Time), together with such properly completed letter of transmittal or Form of Election, as applicable, duly executed, the holder of such Old Certificate or Old Certificates shall be entitled to receive in exchange therefor, as applicable, (x) (i) that number of whole shares of Parent Common Stock representing the Stock Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 2.1(a) and (ii) a check or other method of cash payment representing the amount of (A) the Cash Consideration which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 2.1(a), (B) any cash in lieu of fractional shares which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to the provisions of Section 2.7(e) and (C) any dividends or distributions which such holder has the right to receive in respect of the surrendered Old Certificate or Old Certificates pursuant to Section 2.7(b), and the Old Certificate or Old Certificates so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the Stock Consideration, the Cash Consideration or any cash in lieu of fractional shares or dividends or distributions payable to holders of Old Certificates. Until surrendered as contemplated by Section 2.5 and this Section 2.7, each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the applicable Merger Consideration and any cash in lieu of fractional shares or in respect of dividends or distributions as contemplated by this Section 2.7.

(b)          No dividends or other distributions declared with respect to Parent Common Stock shall be paid to the holder of any unsurrendered Old Certificate until the holder thereof shall surrender such Old Certificate in accordance with this Article 2. After the surrender of an Old Certificate in accordance with this Article 2, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to the Stock Consideration that the shares of Company Common Stock represented by such Old Certificate have been converted into the right to receive.

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(c)          If any share of Parent Common Stock is to be issued in a name other than that in which the Old Certificate or Old Certificates surrendered in exchange therefor is or are registered, it shall be a condition of the issuance thereof that the Old Certificate or Old Certificates so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other similar Taxes (as defined in the Agreement) required by reason of the issuance of the shares of Parent Common Stock in any name other than that of the registered holder of the Old Certificate or Old Certificates surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable.

(d)          After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for the applicable Merger Consideration, cash in lieu of fractional shares and dividends or distributions that the holder presenting such Old Certificates is entitled to in respect of such Old Certificates, as provided in this Article 2.

(e)          Notwithstanding anything to the contrary contained herein, no fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Old Certificates, no dividend or distribution with respect to Parent Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Parent. In lieu of the issuance of any such fractional share, the Surviving Corporation shall pay to each former holder of Company Common Stock who otherwise would be entitled to receive such fractional share an amount in cash (rounded to the nearest cent) determined by multiplying (i) the average of the closing-sale prices of Parent Common Stock on NASDAQ as reported by The Wall Street Journal for the consecutive period of five (5) full trading days ending on the trading day immediately preceding the closing date of the Merger (or, if not reported therein, in another authoritative source mutually agreed upon by Parent and Company) by (ii) the fraction of a share (after taking into account all shares of Company Common Stock held by such holder immediately prior to the Effective Time and rounded to the nearest one-thousandth when expressed in decimal form) of Parent Common Stock which such holder would otherwise be entitled to receive pursuant to Section 2.1(a). The parties acknowledge that payment of such cash consideration in lieu of issuing fractional shares is not separately bargained-for consideration, but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience that would otherwise be caused by the issuance of fractional shares.

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(f)          Any portion of the Exchange Fund that remains unclaimed by the shareholders of Company for twelve (12) months after the Effective Time shall be paid to the Surviving Corporation. Any former holders of Company Common Stock who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Corporation for payment of the applicable Merger Consideration, cash in lieu of any fractional shares and any unpaid dividends and distributions on the Parent Common Stock deliverable in respect of each former share of Company Common Stock such holder holds as determined pursuant to this Plan of Merger, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Company, the Surviving Corporation, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by former holders of shares of Company Common Stock immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity (as defined in the Agreement) shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

(g)         The Surviving Corporation shall be entitled to deduct and withhold, or cause the Exchange Agent to deduct and withhold, from the applicable Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock, cash dividends or distributions payable pursuant to this Section 2.7 or any other amounts otherwise payable pursuant to this Plan of Merger to any holder of Company Common Stock or Company Restricted Stock Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment or distribution under the Code (as defined in the Agreement) or any provision of state, local or foreign Tax law. To the extent that amounts are so deducted or withheld by the Surviving Corporation or the Exchange Agent, as the case may be, and paid over to the appropriate Governmental Entity, such withheld amounts shall be treated for all purposes of this Plan of Merger as having been paid to the holder of Company Common Stock or Company Restricted Stock Awards in respect of which the deduction and withholding was made by the Surviving Corporation or the Exchange Agent, as the case may be.

(h)          In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation or the Exchange Agent, the posting by such person of a bond in such amount as the Surviving Corporation or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the applicable Merger Consideration, any cash in lieu of fractional shares and any dividends or distributions deliverable in respect thereof pursuant to this Plan of Merger.

2.8            Treatment of Company Restricted Stock Awards.

At the Effective Time, each restricted share of Company Common Stock granted under the Old Point Financial Corporation 2016 Incentive Stock Plan (each such share, a “Company Restricted Stock Award”) that is outstanding immediately prior to the Effective Time, by virtue of the Merger, shall fully vest and shall have the treatment set forth in Section 2.1(a) applicable to shares of Company Common Stock.

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Article 3
Articles of Incorporation and Bylaws of Parent

At the Effective Time, the Articles of Incorporation of Parent, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

At the Effective Time, the Bylaws of Parent, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

Article 4
Conditions Precedent

The obligations of Parent, Company and Company Subsidiary Bank to effect the Merger as herein provided shall be subject to satisfaction, unless duly waived, of the conditions set forth in the Agreement.

Article 5
Amendment

Subject to compliance with applicable law and the terms and conditions of the Agreement, this Plan of Merger may be amended by the Board of Directors of Parent and Company at any time prior to the Effective Time, whether before or after receipt of the Company Requisite Vote (as defined in the Agreement); provided, however, that after the Company Requisite Vote (as defined in the Agreement) has been obtained, there may not be, without further approval of the holders of Company Common Stock, an amendment to this Plan of Merger that requires further approval of such shareholders under applicable law.

Article 6
Abandonment

At any time prior to the Effective Time, the Merger may be abandoned, subject to the terms of the Agreement, without further shareholder action in the manner determined by the Board of Directors of Parent and Company. Written notice of such abandonment shall be filed with the VSCC prior to the Effective Time.

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EXHIBIT C

Form of Director Noncompetition Agreement

[Attached]

FORM OF DIRECTOR NONCOMPETITION AGREEMENT

                    , 2025

TowneBank
6001 Harbour View Boulevard
Suffolk, Virginia 23703

Ladies and Gentlemen:

The undersigned is a director of Old Point Financial Corporation, a Virginia corporation (“Old Point”). TowneBank, a Virginia banking corporation (“Towne”), has agreed to acquire Old Point and The Old Point National Bank of Phoebus, a nationally chartered banking association and a wholly owned subsidiary of Old Point (“Bank Subsidiary”) (the “Merger”), pursuant to an Agreement and Plan of Merger, dated as of April 3, 2025, by and among Towne, Old Point and Bank Subsidiary, and a related Plan of Merger (together, the “Agreement”). The undersigned has been offered the opportunity to become a member of Towne’s advisory Peninsula regional board of directors or other regional board of their choosing following the Effective Time (as defined in the Agreement).

As a condition of acceptance of such offer, and subject to the exceptions below, the undersigned hereby agrees that, for a period of two (2) years following the Effective Time (or longer period that the undersigned shall be a member of any Towne advisory regional board of directors identified in the preceding paragraph), the undersigned will not, directly or indirectly: (i) become a member of the board of directors or an advisory board of, or be an organizer of, or be a 1% or more shareholder of, any entity engaged in or formed for the purpose of engaging in a Competitive Business anywhere in the Market Area (as such terms are defined below); or (ii) in any individual or representative capacity whatsoever, induce any individual to terminate his or her employment with Towne or its Affiliates (as such term is defined below).

As used in this Agreement, the term “Competitive Business” means the financial services business, which includes one or more of the following businesses: consumer and commercial banking, insurance brokerage, asset management, residential and commercial mortgage lending, and any other business in which Towne or any of its Affiliates are engaged; the term “Market Area” means (i) the Hampton Roads region which is defined for purposes of this letter agreement to include the Virginia cities of Hampton, Newport News, Poquoson, Williamsburg, Suffolk, Chesapeake, Portsmouth, Norfolk, and Virginia Beach and the Virginia counties of James City, York, and Isle of Wight, and (ii) any other city, town, county or municipality in which Towne has established and is continuing to operate a banking office or a loan production office (excluding, for purposes of this letter agreement, an office providing solely residential mortgage loans, unless such office is in the areas identified in clause (i) above); the term “Affiliate” means a Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, Towne; and the term “Person” means any person, partnership, corporation, company, group or other entity.

Notwithstanding the foregoing, in no event shall the undersigned be prevented from continuing to engage in, or being or continuing to engage in any activities as an officer, employee, owner, shareholder, partner or member in or of, or a member of the board of directors or a member of an advisory board of, any entity engaged in, a Competitive Business if the undersigned holds such position (or a corresponding position with the predecessor to such entity) or otherwise engages in that Competitive Business on the date hereof.

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This letter agreement is the complete agreement between Towne and the undersigned concerning the subject matter hereof and shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws provisions.

This letter agreement is executed as of the                  th day of                , 2025.

Very truly yours

[Insert Name]

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